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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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HELMERICH & PAYNE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1437 South Boulder Avenue
Tulsa, Oklahoma 74119

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Helmerich & Payne, Inc. (the "Company"), will be held at Boulder Towers, H&P Conference Center, Eleventh Floor, 1437 South Boulder Avenue, Tulsa, Oklahoma, at 12:00 noon, Tulsa time, on Wednesday, March 2, 2016, for the following purposes:

  1.
  To elect as Directors the ten nominees named in the attached proxy statement to serve until the Annual Meeting of Stockholders in 2017.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal 2016.

  3.
  To cast an advisory vote to approve the compensation of our executives disclosed in this proxy statement.

  4.
  To consider and vote to approve the proposed Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan.

  5.
  To consider and transact any other business which properly may come before the meeting or any adjournment thereof.

In accordance with the By-laws, the close of business on January 8, 2016, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books will not close.

The Company is pleased to take advantage of the rules of the Securities and Exchange Commission (the "SEC") that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. The Company is mailing to most of its stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the proxy statement, proxy and 2015 Annual Report to Stockholders. The notice contains instructions on how to access the proxy materials, vote and obtain, if you so desire, a paper copy of the proxy materials.

Your vote is important! Whether or not you expect to be present at the Annual Meeting, please vote as promptly as possible so that we may be assured of a quorum to transact business. You may vote by using the Internet or telephone, or by signing, dating and returning the proxy mailed to those who receive paper copies of this proxy statement. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Jonathan M. Cinocca Corporate Secretary
Tulsa, Oklahoma January 19, 2016

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on March 2, 2016

This proxy statement and our 2015 Annual Report to Stockholders are available at www.proxyvote.com.

1437 South Boulder Avenue
Tulsa, Oklahoma 74119

 PROXY STATEMENT

General Information

        As a stockholder of Helmerich & Payne, Inc., you are invited to attend the Annual Meeting of Stockholders on March 2, 2016 (the "Annual Meeting") and vote on the items of business described in this proxy statement. The proxy is being solicited by and on behalf of the Board of Directors of Helmerich & Payne, Inc., and will be voted at the Annual Meeting. Throughout this proxy statement, Helmerich & Payne, Inc. is referred to as the "Company," "we," "our" or "us."

Important Notice of Electronic Availability of Materials

        As permitted by the rules of the SEC, we are making our 2015 Annual Report to Stockholders and this proxy statement available to stockholders electronically via the Internet at the following website: www.proxyvote.com. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials ("Notice"), which was mailed to most of our stockholders, explains how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice. Stockholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice and are receiving the proxy materials in the format requested. The Notice and the proxy materials are first being made available to our stockholders on or about January 19, 2016.

Annual Meeting Information

        Our Annual Meeting will be held at Boulder Towers, H&P Conference Center, Eleventh Floor, 1437 South Boulder Avenue, Tulsa, Oklahoma, at 12:00 noon, Tulsa time, on Wednesday, March 2, 2016, unless adjourned or postponed. Directions to the meeting can be obtained by calling our Investor Relations department at 918-742-5531.

Attendance

        If your shares are registered directly in your name with the Company's transfer agent, you are considered a "stockholder of record". If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered a "beneficial owner" of those shares. Only stockholders of record or beneficial owners of the Company's common shares may attend the meeting in person. If you are a stockholder of record, you may be asked to present proof of identification, such as a driver's license. Beneficial owners must also present evidence of share ownership, such as a recent brokerage account or bank statement. All attendees must comply with our standing rules, which will be distributed upon entrance to the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described in this proxy statement so that your vote will be counted if you later decide not to attend the Annual Meeting.

Items of Business at Annual Meeting

        The Items of business scheduled to be voted on at the Annual Meeting are:

Proposal 1 —	The election of Directors;
Proposal 2 —	The ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2016;
Proposal 3 —	The advisory vote on executive compensation; and
Proposal 4 —	The vote to approve the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan.

        We will also consider any other business that properly comes before the Annual Meeting.

Board Recommendation on Voting

        Our Board of Directors recommends that you vote your shares FOR the ten Director nominees identified under Proposal 1, and FOR Proposals 2, 3 and 4.

Voting Information

        Record date and quorum.    The holders of a majority of our outstanding stock entitled to vote at the Annual Meeting must be present in person or by proxy for the transaction of business. This is called a quorum. Abstentions and broker non-votes (discussed below) will be counted for purposes of determining the presence of a quorum at the meeting. At the close of business on December 9, 2015, there were 108,218,548 issued and outstanding shares of our common stock, the holders of which are entitled to one vote per share on all matters. We have no other class of securities entitled to vote at the meeting. Only stockholders of record at the close of business on January 8, 2016, will be entitled to vote at the Annual Meeting.

        Submitting voting instructions for shares held in your name (i.e., you are a stockholder of record).    You may vote your shares of common stock by telephone or over the Internet, which saves the Company money, or by completing, signing and returning a proxy. A properly submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board of Director's recommendation (FOR the ten Director nominees identified in this proxy statement, and FOR Proposals 2, 3 and 4).

        Submitting voting instructions for shares held in street name (i.e., you are the beneficial owner of your shares).    If you are a beneficial owner of shares, follow the instructions you receive from your broker or other organization holding your shares in street name. If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the Annual Meeting. If you do not submit voting instructions to the organization that holds your shares, that organization may still be permitted to vote your shares. In general, under applicable New York Stock Exchange rules, the organization that holds your shares may generally vote on routine matters. Proposal 2, the approval and appointment of the Company's independent auditor, is a routine matter. However, absent specific instructions from beneficial owners, brokers may not vote for non-routine matters. Proposal 1, the election of directors, Proposal 3, the advisory vote on executive compensation, and Proposal 4, the vote to approve the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan, are non-routine matters. Therefore, there may be broker non-votes with respect to Proposals 1, 3 and 4.

        Revoking your proxy.    Any stockholder giving a proxy may revoke it at any time by submission of a later dated proxy or subsequent Internet or telephonic proxy. Stockholders who attend the Annual Meeting may revoke any proxy previously granted and vote in person by written ballot.

        Voting Requirements.    The election of Directors will require the affirmative vote of a majority of the votes cast by the shares of common stock voting in person or by proxy at the Annual Meeting. A majority of the votes cast means that the number of shares voted FOR a Director must exceed the number of shares voted AGAINST that Director. Abstentions and broker non-votes will not affect the outcome of the election of Directors. Any Director who receives a greater number of votes AGAINST his or her election than votes FOR such election shall tender his or her resignation to the Board of Directors in accordance with our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee will consider the resignation and recommend to the Board of Directors whether to accept or reject the resignation. The Board of Directors will consider all factors it deems relevant, make a determination and publicly disclose its decision within 120 days following the date of the Annual Meeting. With regard to Proposals 2, 3 and 4, the affirmative vote of a majority of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required for approval. A share that is a broker non-vote is not considered a share entitled to vote on the particular matter. Therefore, even though broker non-votes are counted in determining a quorum, with respect to Proposals 3 and 4, broker non-votes are excluded from the denominator in determining whether affirmative votes represented a majority of those present and entitled to vote at the Annual Meeting. With respect to Proposals 2, 3 and 4, abstentions will have the effect of a negative vote.

        Each outstanding share of our common stock will be entitled to one vote on each matter considered at the meeting. With regard to Proposal 1, election of Directors, stockholders may vote FOR or AGAINST a Director nominee or abstain from voting on a Director nominee. The proxies executed and returned (or delivered via telephone or over the Internet) can be voted only for the named nominees. With regard to Proposal 2, ratification of independent auditors, Proposal 3, the advisory vote on executive compensation, and Proposal 4, the vote to approve the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan, a stockholder may vote FOR or AGAINST the matter or abstain from voting on the matter.

Vote Tabulation and Results

        Broadridge Financial Solutions, Inc. will tabulate all votes which are received prior to the date of the Annual Meeting. We have appointed two employee inspectors to receive Broadridge's tabulation, to tabulate all other votes, and to certify the voting results. We intend to publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Solicitation of Proxies

        The cost of this solicitation will be paid by us. In addition, arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by our officers and employees who will not receive additional compensation for solicitation activities.

Other Matters

        As of this date, management knows of no business which will come before the Annual Meeting other than that set forth in the notice of the meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in accordance with their best judgment.

Security Ownership of Certain Beneficial Owners

        The following table sets forth the name and address of each of our stockholders who, to our knowledge, beneficially owns more than 5% of our common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned, as of December 9, 2015.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	11,388,994 (1)	10.52%

Common Stock	Capital World Investors 333 South Hope Street Los Angeles, CA 90071	11,252,042 (2)	10.40%

Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	9,128,661 (3)	8.44%

Common Stock	State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, Illinois 61710	8,307,650 (4)	7.68%

(1)
This information is based on BlackRock, Inc.'s Schedule 13G Amendment filed with the SEC on April 10, 2015. Of the shares reported as beneficially owned, BlackRock, Inc. has sole voting power over 10,546,335 shares and sole dispositive power over 11,388,994 shares.

(2)
This information is based on Capital World Investors' Schedule 13G filed with the SEC on December 10, 2015 (dated November 30, 2015 as to the date of event requiring the filing). Of the shares reported as beneficially owned, Capital World Investors has sole voting power and dispositive power over 11,252,042 shares.

(3)
This information is based on The Vanguard Group, Inc.'s Schedule 13G Amendment filed with the SEC on February 10, 2015. Of the shares reported as beneficially owned, The Vanguard Group, Inc. has sole dispositive power over 8,951,246 shares, shared dispositive power over 177,415 shares and sole voting power over 185,165 shares.

(4)
This information is based upon State Farm Mutual Automobile Insurance Company's Schedule 13G Amendment filed with the SEC on February 4, 2015. Of the shares reported as beneficially owned, State Farm Mutual Automobile Insurance Company has sole voting and dispositive power over 8,257,200 shares and shared voting and dispositive power over 50,450 shares.

Security Ownership of Management

        The following table sets forth the total number of shares of common stock beneficially owned by each of the present Directors and nominees, our Chief Executive Officer ("CEO") and all other executive officers named in the Summary Compensation Table, and all Directors and executive officers as a group, and the percent of the outstanding common stock so owned by each as of December 9, 2015.

Directors and Named Executive Officers	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Hans Helmerich	Common Stock	3,313,287 (3)	3.04%
John W. Lindsay	Common Stock	507,845 (4)
John R. Bell	Common Stock	108,334 (5)
Steven R. Mackey	Common Stock	107,585 (6)
Juan Pablo Tardio	Common Stock	81,210 (7)
Hon. Francis Rooney	Common Stock	98,556 (8)
John D. Zeglis	Common Stock	75,974 (9)
William L. Armstrong	Common Stock	75,121 (10)
Edward B. Rust, Jr.	Common Stock	73,929 (11)
Jeffrey L. Flaherty	Common Stock	72,159 (12)
Paula Marshall	Common Stock	60,171 (13)
Robert L. Stauder	Common Stock	59,432 (14)
Randy A. Foutch	Common Stock	46,813 (15)
Thomas A. Petrie	Common Stock	37,484 (16)
Donald F. Robillard, Jr.	Common Stock	33,388 (17)
All Directors and Executive Officers as a Group	Common Stock	4,643,703 (18)	4.23%

(1)
Unless otherwise indicated, all shares are owned directly by the named person, and he or she has sole voting and investment power with respect to such shares. Shares owned include restricted shares over which the named person has voting but not investment power. Stock options held by the named person include options exercisable within 60 days of December 9, 2015.

(2)
Percentage calculation not included if beneficial ownership is less than one percent of class.

(3)
Includes options to purchase 624,868 shares; 2,009 restricted shares; 21,430 shares fully vested under our 401(k) Plan; 37,470 shares owned by Mr. Helmerich's wife, with respect to which he has disclaimed all beneficial ownership; 1,639,515 shares held by Mr. Helmerich as Trustee for various family trusts for which he possesses voting and investment power; 98,925 shares held by The Helmerich Trust, an Oklahoma charitable trust, for which Mr. Helmerich is a Trustee for which he possesses voting and investment power; and 40,000 shares owned by the Ivy League, Inc., of which he is an officer and director and possesses voting and investment power.

(4)
Includes options to purchase 372,125 shares; 38,125 restricted shares; and 9,208 shares fully vested under our 401(k) Plan.

(5)
Includes options to purchase 69,875 shares; 10,812 restricted shares; and 1,793 shares fully vested under our 401(k) Plan.

(6)
Includes options to purchase 79,250 shares held in a revocable trust for which Mr. Mackey is a Trustee and possesses sole voting and investment power; 2,709 restricted shares; and 3,579 shares fully vested under our 401(k) Plan. Mr. Mackey retired from his position as Executive Vice President, General Counsel and Chief Administrative Officer on March 4, 2015.

(7)
Includes options to purchase 44,125 shares; 12,588 restricted shares; and 1,120 shares fully vested under our 401(k) Plan.

(8)
Represents options to purchase 32,556 shares and 66,000 shares held by entities controlled by Mr. Rooney.

(9)
Includes options to purchase 49,157 shares.

(10)
Includes options to purchase 49,157 shares.

(11)
Includes options to purchase 49,157 shares.

(12)
Includes options to purchase 49,812 shares and 14,974 restricted shares.

(13)
Includes options to purchase 49,157 shares.

(14)
Includes options to purchase 29,562 shares and 19,549 restricted shares.

(15)
Includes options to purchase 40,253 shares.

(16)
Includes options to purchase 30,784 shares.

(17)
Includes options to purchase 31,388 shares.

(18)
Includes options to purchase 1,601,226 shares; 100,766 restricted shares; and 37,130 shares fully vested under our 401(k) Plan.

 PROPOSAL 1

ELECTION OF DIRECTORS

        At the Annual Meeting, ten Directors are to be elected for terms of one year each. All ten Directors are currently serving as Directors and are standing for re-election. The nominees have agreed to be named in this proxy statement and have indicated a readiness to continue to serve if elected. The Nominating and Corporate Governance Committee of our Board of Directors has determined that each of the nominees qualifies for election under its criteria for evaluation of directors and has recommended that each of the candidates be nominated for election. If any nominee becomes unable to serve before the Annual Meeting, shares represented by proxy may be voted for a substitute designated by the Board of Directors, unless a contrary instruction is noted on the proxy. The Board of Directors has no reason to believe that any of the nominees will become unavailable. As detailed under "Corporate Governance — Director Independence" below, the Board of Directors has affirmatively determined that each of the nominees, other than Messrs. Helmerich and Lindsay, qualifies as "independent" as that term is defined under the rules of the New York Stock Exchange ("NYSE") and the SEC, as well as our Corporate Governance Guidelines.

        The information that follows, including principal occupation or employment for the past five or more years and a summary of each individual's experience, qualifications, attributes or skills that have led to the conclusion that each individual should serve as a Director in light of our current business and structure, is furnished with respect to each Director nominee.

Director Nominees

William L. Armstrong — Mr. Armstrong, age 78, has served as a Director of the Company since 1992. He has been the President of Colorado Christian University since 2006 and was Chairman of the Board of Trustees of Denver-based Oppenheimer Funds from 2003 to 2012. Mr. Armstrong has started or purchased a number of private firms including four mortgage banking firms and was formerly the Chairman of Cherry Creek Mortgage Company (from 1990-2009). Mr. Armstrong has been a Director of six public companies and chairman/owner/operator of thirteen private companies, including radio and television stations, a daily newspaper, investment firms, a real-estate brokerage company, and a title insurance company. Mr. Armstrong also served in the U.S. House of Representatives from 1972-1978 and the U.S. Senate from 1978 to 1990. The Board believes that Mr. Armstrong's diverse and extensive business experience provides the Board and the Company with unique knowledge and perspective on a wide variety of matters, including corporate governance. The Board believes Mr. Armstrong's background provides the necessary expertise to serve as the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors.

Randy A. Foutch — Mr. Foutch, age 64, has served as a Director of the Company since 2007. In 2007, Mr. Foutch founded Laredo Petroleum, Inc., a publicly traded Mid-Continent focused oil and natural gas exploration and production company, where he serves as a director, Chairman of the Board and Chief Executive Officer. He also founded Latigo Petroleum, Inc. in 2002 and served as its President and Chief Executive Officer until its sale to Pogo Producing Company in May 2006. In 1996, Mr. Foutch founded Lariat Petroleum, Inc. and served as its President until January 2001, when it was sold to Newfield Exploration, Inc. From 2006 to 2011, Mr. Foutch served as a Director of Bill Barrett Corporation, a publicly traded exploration and production company. From 2013 to 2015, Mr. Foutch also served as a Director of publicly traded Cheniere Energy, Inc. Mr. Foutch also serves on several nonprofit and private industry boards. As a result of Mr. Foutch's service as a chief executive officer and in other executive positions and as a director of several oil and gas exploration and development companies, the Board believes that he provides valuable business, leadership and management experience and insights into many aspects of the oil, natural gas and contract drilling industries.

Hans Helmerich — Mr. Helmerich, age 57, has served as Chairman of the Board since 2012. Mr. Helmerich has been a director of the Company since 1987. He served as Chief Executive Officer from 1989 to 2014 and President from 1987 to 2012. Mr. Helmerich is a director of Atwood Oceanics, Inc., a publicly traded company engaged in the business of international offshore drilling, and Cimarex Energy Co., a publicly traded energy exploration and production company. He is also a trustee of The Northwestern Mutual Life Insurance Company. He is a graduate of Dartmouth College and completed the Harvard Business School Program for Management Development. The Board believes that Mr. Helmerich brings to the Board in-depth experience as a business executive in the contract drilling industry. For over 25 years, Mr. Helmerich provided continuity of leadership and strategic vision which resulted in the Company's significant growth and outstanding peer performance.

John W. Lindsay — Mr. Lindsay, age 55, has served as Chief Executive Officer since 2014 and President since 2012. He has been a Director of the Company since 2012. He also holds the position of President of subsidiary companies. Mr. Lindsay joined the Company in 1987 and has served in various positions including Vice President, U.S. Land Operations (1997-2006) for the Company's wholly-owned drilling subsidiary Helmerich & Payne International Drilling Co., Executive Vice President, U.S. and International Operations (2006-2010), Executive Vice President and Chief Operating Officer of the Company (2010-2012), and President and Chief Operating Officer of the Company (2012-2014). He is a graduate of the University of Tulsa and holds a Bachelor of Science degree in Petroleum Engineering. The Board believes that Mr. Lindsay brings to the Board and the Company significant knowledge and experience in the contract drilling industry. He provides a management representative on the Board with extensive knowledge of our day-to-day operations which facilitates the Board's oversight of management's strategy, planning and performance.

Paula Marshall — Ms. Marshall, age 62, has served as a Director of the Company since 2002. She has served since 1984 as the President and Chief Executive Officer of The Bama Companies, Inc., a major bakery product manufacturing company with multiple facilities in the U.S. and China. She was a Director of publicly traded BOK Financial Corporation from 2003 to 2009, and prior thereto served as a Director of the Federal Reserve Bank of Kansas City and American Fidelity Corporation (insurance holding company). In 2001, Ms. Marshall chaired the Tulsa Chamber of Commerce. Through her company leadership expertise, business background and entrepreneurial experience, the Board believes Ms. Marshall brings to the Board and the Company meaningful input and advice.

Thomas A. Petrie — Mr. Petrie, age 70, has served as a Director of the Company since 2012. He is Chairman of Petrie Partners, LLC, a Denver-based investment banking firm that offers financial advisory services to the oil and gas industry. In 1989, Mr. Petrie co-founded Petrie Parkman & Co., an energy investment banking firm, where he served as Chairman of the Board and Chief Executive Officer from 1989 to 2006. Mr. Petrie served as a Vice Chairman of Merrill Lynch following the merger of Petrie Parkman & Co. with Merrill Lynch in 2006. Mr. Petrie also served until 2012 as Vice Chairman of Bank of America following Bank of America's acquisition of Merrill Lynch in 2009. Mr. Petrie has been an active advisor on more than $200 billion of energy related mergers and acquisitions, including many of the largest. The Board believes that Mr. Petrie's significant financial and energy industry experience enables him to provide valuable input and guidance into many aspects of the oil and gas industry.

Donald F. Robillard, Jr. — Mr. Robillard, age 64, has served as a Director of the Company since 2012. He has served since 2007 as Senior Vice President and Chief Financial Officer of Hunt Consolidated, Inc., a private international company with interests in oil and gas exploration and production, refining, real estate development, private equity investments and land. He is also a Director of Hunt Consolidated, Inc. and Hunt Oil Company. He has also served as a Director of publicly traded Cheniere Energy, Inc. since September 2014. Mr. Robillard is a Certified Public Accountant and an active member of Financial Executives International where he has served as a national director and chaired the Committee on Private Company Policy. Through his service as a chief financial officer at a major corporation directing the treasury, finance, planning, insurance and accounting functions, the Board believes that Mr. Robillard brings to the Board large company leadership, financial expertise and experience in the oil and gas industry. The Board believes that Mr. Robillard's background provides the necessary expertise to serve as the Chairman of the Audit Committee of the Board of Directors.

Hon. Francis Rooney — Amb. Rooney, age 62, has served as a Director of the Company since 2008. He is the Chief Executive Officer of Rooney Holdings, Inc., a holding company with interests in construction, construction management, and electronics. Amb. Rooney is also a Director of Vetra Energy Group, LLC (since 2009), publicly traded Laredo Petroleum, Inc. (since 2010), serves on the Board of Directors and Risk Committee of Mercantile CommerceBank, Miami, a subsidiary of Servicios Mercantil, Caracas, Venezuela, and was previously a board member of publicly traded Cimarex Energy Co. (2002-2005) and BOK Financial Corporation (1995-2005). He is a trustee for The Center for the Study of the Presidency and Congress, in Washington D.C. Amb. Rooney is a member of the Advisory Board of the Panama Canal Authority and served as the U.S. Ambassador to the Holy See (2005-2008). Amb. Rooney was a Director of the Company from 1996 to 2005 when he assumed service as an Ambassador. Amb. Rooney serves or has served on several nonprofit and private industry boards. The Board believes that Amb. Rooney's broad business and financial experience and service as a Director of several publicly traded corporations enables him to provide the Board and the Company with valuable input and guidance.

Edward B. Rust, Jr. — Mr. Rust, age 65, has served as a Director of the Company since 1997. Mr. Rust has been Chairman of the Board (since 1987) of State Farm Insurance Companies, the largest insurer of automobiles and homes in the United States. Mr. Rust was also President of State Farm Insurance Companies from 1985 to 1998 and from 2007 to 2014, as well as Chief Executive Officer from 1985 to 2015. He has been a Director of Caterpillar, Inc. (publicly traded manufacturer of construction and mining equipment) since 2003 and a Director of McGraw Hill Financial, Inc. (publicly traded global information services provider serving the financial services and business information markets) since 2001. His role as chief executive officer at a major corporation and experience as a Director of large, publicly traded multi-national corporations enables Mr. Rust to provide significant input and guidance to the Board and the Company.

John D. Zeglis — Mr. Zeglis, age 68, has served as a Director of the Company since 1989. From 1999 until his retirement in 2004, Mr. Zeglis served as Chief Executive Officer and Chairman of the Board of AT&T Wireless Services, Inc. He served as President of AT&T Corporation from December 1997 to July 2001, Vice Chairman from June 1997 to November 1997, General Counsel and Senior Executive Vice President from 1996 to 1997 and Senior Vice President and General Counsel from 1986 to 1996. Mr. Zeglis is presently a Director of State Farm Mutual Automobile Insurance Corporation and The Duchossois Group. He is a former Director of Georgia-Pacific Corporation (2001-2005), Sara Lee Corporation (1998-2000), Illinois Power Company (1992-1996) and Telstra Limited (2006-2015). Through his past service as a chief executive officer at a major corporation and service as a Director of large, publicly traded multi-national corporations, Mr. Zeglis brings to the Board large company leadership, expertise and experience in many areas including corporate governance, and general business and financial strategic oversight. The Board believes Mr. Zeglis provides significant insight and guidance to the Board and the Company and has the necessary expertise with respect to executive compensation matters to serve as the Chairman of the Human Resources Committee of the Board of Directors.

        Mr. Hans Helmerich is a Director of Atwood Oceanics, Inc. ("Atwood"), and the Company, through its wholly-owned subsidiary, owns common stock of Atwood. As a result, Atwood may be deemed to be an affiliate of the Company.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PERSONS NOMINATED BY THE BOARD.

 CORPORATE GOVERNANCE

        The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. The guidelines, as well as all Board committee charters, our Code of Business Conduct and Ethics, applicable to all our Directors, officers, and employees, the Code of Ethics for Principal Executive Officer and Senior Financial Officers, the Related Person Transaction Policies and Procedures, the Foreign Corrupt Practices Act Compliance Policy, and certain Audit Committee Practices are available on our website, www.hpinc.com, under the "Governance" section. The information on our website is not incorporated by reference in this proxy statement. A printed copy of the above mentioned documents will be provided without charge upon written request to our Corporate Secretary.

        Our Corporate Governance Guidelines provide a framework for our corporate governance initiatives and cover topics such as director independence and selection and nomination of director candidates, communication with the Board, Board committee matters, and other areas of import. Certain highlights from our Corporate Governance Guidelines, as well as other corporate governance matters, are discussed below.

Director Independence

        Our Corporate Governance Guidelines provide that a majority of the Board must meet the requirements for being an independent director under the listing standards of the NYSE and applicable law, including the requirement that the Board affirmatively determine that the Director has no material relationship with us. To guide its determination of whether a Director is independent, the Board has adopted the following categorical standards:

        A Director will not be independent if:

  •
  the Director is, or has been, within the last three years, our employee, or an immediate family member is, or has been within the last three years, our executive officer;

  •
  the Director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  the Director is a current partner or employee of a firm that is our internal or external auditor;

  •
  the Director has an immediate family member who is a current partner of a firm that is our internal or external auditor;

  •
  the Director has an immediate family member who is a current employee of a firm that is our internal or external auditor and who personally works on the Company's audit;

  •
  the Director or an immediate family member was within the last three years a partner or employee of a firm that is our internal or external auditor and personally worked on our audit within that time;

  •
  the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee; or

  •
  the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent (2%) of such other company's consolidated gross revenues.

        In addition, the following commercial and charitable relationships will not be considered material relationships that would impair a director's independence:

  •
  the Director (or an immediate family member of the Director) is, or during the last fiscal year has been, an affiliate or executive officer of another company (including banks or financial institutions) to which we were indebted, or to which such other company was indebted to us, during the last or current fiscal year and the total amount of indebtedness did not exceed two percent (2%) of the total consolidated assets of the indebted entity at the end of such fiscal year;

  •
  the Director (or an immediate family member of the Director) is, or during the last fiscal year has been, an executive officer, director or trustee of a charitable organization where our annual discretionary charitable contributions to the charitable organization, in the last or current fiscal year did not exceed the greater of $1,000,000 or two percent (2%) of that organization's consolidated gross revenues;

  •
  the Director (or an immediate family member of a Director) is a member of, employed by, or of counsel to a law firm or investment banking firm that performs services for us, provided the payments made by us to the firm during a fiscal year do not exceed two percent (2%) of the firm's gross revenues for the fiscal year, and the Director's relationship with the firm is such that his or her compensation is not linked directly or indirectly to the amount of payments the firm receives from us; or

  •
  a relationship arising solely from a Director's position as a director of another company that engages in a transaction with us shall not be deemed a material relationship or transaction that would cause a Director to not be independent.

        A Director who is a member of our Audit Committee will not be independent if such Director: (i) other than in his or her capacity as a member of the Audit Committee, the Board or any other Board committee, accepts directly or indirectly any consulting, advisory or other compensatory fee from us or any subsidiary (except for retirement benefits to the extent permitted by applicable rules of the SEC); or (ii) is an affiliated person (as defined by the SEC) of us or any subsidiary. Similarly, in affirmatively determining the independence of any Director who will serve on the Human Resources Committee, the Board considers all factors specifically relevant to determining whether a Director has a relationship to the Company which is material to that Director's ability to be independent from management in connection with the duties of a Human Resources Committee member, including, but not limited to: (i) the source of compensation of such Director, including any consulting, advisory or other compensatory fee paid by the Company to such Director; and (ii) whether such Director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

        Generally, relationships not addressed by the NYSE rules or otherwise described above will not cause an otherwise independent Director to be considered not independent. For relationships that do not fall within the categories delineated above, the Directors who are otherwise independent under the guidelines will determine whether a relationship is material and, therefore, whether the Director would be independent.

        In determining the independence of Ms. Marshall and Messrs. Armstrong, Foutch, Petrie, Robillard, Rooney, Rust, and Zeglis, the Board of Directors considered (i) State Farm Mutual Automobile Insurance Company's ownership of our common stock, (ii) Mr. Rust's position as Chairman and former President and Chief Executive Officer of State Farm Mutual Automobile Insurance Company, and (iii) that Mr. Zeglis is also a director of State Farm Mutual Automobile Insurance Company. The Board of Directors also considered that the Company, through its wholly owned subsidiary, has provided contract drilling services to Hunt Oil Company (of which Mr. Robillard is a director) and Laredo Petroleum, Inc. (of which Mr. Foutch is an officer and director and Mr. Rooney is a director). Payments made to the Company by those entities have not exceeded two percent of the consolidated gross revenues of such entities during any applicable fiscal year. The Board of Directors also considered that the Company in 2012 pledged to make charitable contributions to the Thomas Gilcrease Museum. Messrs. Foutch and Petrie are members of the National Board of the museum. The total donation, fully paid by December 31, 2014, was less than $1,000,000.

        After applying the standards set forth above in our Corporate Governance Guidelines, the Board determined that Ms. Marshall and Messrs. Armstrong, Foutch, Petrie, Robillard, Rooney, Rust and Zeglis, our current, non-employee directors, had no material relationship with the Company and that each is independent under our categorical standards and the requirements of the NYSE and applicable law.

Director Identification, Evaluation, and Nomination

        General Principles and Procedures.    We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body, while giving us the benefit of familiarity and insight into our affairs that our Directors have accumulated during their tenure. Accordingly, the process for identifying nominees shall reflect our practice of re-nominating incumbent Directors who continue to satisfy the Nominating and Corporate Governance Committee's ("Committee") criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

        In general, and as more fully outlined in the Corporate Governance Guidelines, in considering candidates for election at annual meetings of stockholders, the Committee will:

  •
  consider if the Director continues to satisfy the minimum qualifications for director candidates as set forth in the Corporate Governance Guidelines;

  •
  assess the performance of the Director during the preceding term; and

  •
  determine whether there exist any special, countervailing considerations against re-nomination of the Director.

        If the Committee determines that (i) an incumbent Director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as Director during the preceding term, and (ii) there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee's view the incumbent should not be re-nominated, then the Committee will, absent special circumstances, propose the incumbent Director for re-election.

        The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies or a decision of the Directors to expand the size of the Board. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates.

        As to each recommended candidate that the Committee believes merits consideration, the Committee will:

  •
  cause to be assembled information concerning the background and qualifications of the candidate;

  •
  determine if the candidate satisfies the minimum qualifications required by our Corporate Governance Guidelines;

  •
  determine if the candidate possesses any of the specific qualities or skills that the Committee believes must be possessed by one or more members of the Board;

  •
  consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and

  •
  consider the extent to which the membership of the candidate on the Board will promote diversity among the Directors.

        Based on all available information and relevant considerations, the Committee will select and recommend to the Board a candidate who, in the view of the Committee, is most suited for membership on the Board.

        Stockholder Recommendations.    The Committee shall consider recommendations for the nomination of qualified Directors submitted by holders of our shares entitled to vote generally in the election of Directors. The Committee will give consideration to these recommendations for positions on the Board where the Committee has determined not to re-nominate a qualified incumbent Director.

        For each annual meeting of stockholders, the Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The Committee will only consider recommendations of nominees for Director who satisfy the minimum qualifications prescribed by our Corporate Governance Guidelines.

        Only those recommendations whose submission complies with the following procedural requirements will be considered by the Committee: (1) Stockholder Nominations to the Committee. The Committee will consider qualified nominees recommended by stockholders who may submit recommendations to our Corporate Secretary at our headquarters address. To be considered by the Committee, stockholder nominations must be submitted before our fiscal year-end and must include the information listed in paragraph 2(i) and (ii)(a), (c) and (d) below, together with a statement of the number of shares of our stock beneficially owned by the stockholder making the nomination and by any other supporting stockholders. (2) Stockholder Nominations at the Annual Meeting. Our By-laws provide that any stockholder who is entitled to vote for the election of Directors at a meeting called for such purpose may nominate persons for election to the Board. A stockholder desiring to nominate a person or persons for election to the Board must send a timely (see 2017 Annual Meeting / Stockholder Proposals on page 59) written notice to the Corporate Secretary setting forth in reasonable detail the following: (i) as to each person whom the stockholder proposes to nominate for election all information relating to such person that is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), together with, as an appendix to the written notice, a completed and signed written representation and agreement (executed by the Director nominee in the form provided by the Corporate Secretary upon written request) that the nominee (a) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a Director of the Company, with such person's fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Company, and (c) would be in compliance, if elected as a Director of the Company, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Company; and (ii) as to the stockholder giving notice (a) the name and address of the stockholder making the nomination, (b) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination, (c) the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder, and (d) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder.

        Candidates for Director who are properly recommended by our stockholders will be evaluated in the same manner as any other candidate for Director. The Committee may require the candidate to furnish other information as the Committee may reasonably request to assist the Committee in determining the eligibility of the candidate to serve as a Director. The Committee (or the presiding officer at any meeting of the stockholders) may disregard the purported nomination of any person not made in compliance with these procedures.

Director Qualification Standards

        All persons nominated to serve as one of our Directors should possess the following minimum qualifications more fully discussed in our Corporate Governance Guidelines. Specifically, all candidates:

  •
  must be individuals of personal integrity and ethical character;

  •
  should be free of conflicts of interest that would materially impair his or her judgment;

  •
  must be able to represent fairly and equally all of our stockholders;

  •
  must have demonstrated achievement in business, professionally, or the like;

  •
  must have sound judgment;

  •
  must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to ours;

  •
  must have, and be prepared to devote, adequate time to the Board and its committees; and

  •
  must not conflict with any of our term or age limits for Directors.

The Committee will also ensure that:

  •
  at least a majority of the Directors serving at any time on the Board are independent, as defined under the rules of the NYSE and applicable law;

  •
  at least three of the Directors satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NYSE; and

  •
  at least some of the independent Directors have experience as senior executives of a public or substantial private company.

        Our Corporate Governance Guidelines also provide, in lieu of a formal diversity policy, that as part of the nomination process, the Committee will consider diversity in professional background, experience, expertise, perspective, age, gender, and ethnicity with respect to Board composition as a whole. With respect to diversity, we place particular emphasis on identifying candidates whose experiences and talents complement and augment those of other Board members with respect to matters of importance to the Company. We attempt to balance the composition of the Board to promote comprehensive consideration of issues. Our current Board composition achieves this through widely varying levels and types of business and industry experience among current Board members. We monitor the composition and functioning of our Board and Committees through both an annual review of our Corporate Governance Guidelines and a self-evaluation process undertaken each year by our Directors.

        The foregoing qualification attributes are only threshold criteria, however, and the Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate's credentials, experience, and expertise, the composition of the Board at the time, and other relevant circumstances.

Board Leadership Structure

        The Company's By-laws provide that, in general, any two or more offices may be held by the same person, including the offices of Chairman of the Board ("Chairman") and CEO. The Board believes that this flexibility in the allocation of the responsibilities of these two roles is beneficial and enables the Board to adapt the leadership function to changing circumstances. Mr. Hans Helmerich currently is the Chairman of the Board of the Company. Mr. Helmerich has served as a Director since 1987 and became the Chairman in 2012. He served as the Company's CEO from 1989 until his retirement in March 2014. He also was the President from 1987 to 2012. Mr. Helmerich, who has nearly 25 years of successful experience as CEO and possesses in-depth knowledge of the Company, its operations and the evolving drilling and energy industry, has been responsible for the general supervision, direction and control of the Company's business and affairs. Under Mr. Helmerich's leadership, the Company experienced steady growth in earnings and market share and became the leading land driller in the United States. Mr. Helmerich retired from the position of CEO on March 5, 2014. Mr. Helmerich has agreed to provide consulting services to the Company for a three-year period. Mr. John W. Lindsay is the Company's current President and succeeded Mr. Helmerich as CEO on March 5, 2014. Since joining the Company in 1987 as a drilling engineer, Mr. Lindsay has served in various management positions. Mr. Lindsay was appointed Executive Vice President, U.S. and International Operations in 2006 for the Company's wholly-owned subsidiary, Helmerich & Payne International Drilling Co., and became Executive Vice President and Chief Operating Officer of the Company in 2010. In 2012, Mr. Lindsay was promoted to President and Chief Operating Officer and was appointed to the Company's Board of Directors. Mr. Lindsay brings to the Board and the Company significant leadership, knowledge and experience in the contract drilling industry. The Board believes at this time that the interests of all stockholders will be best served by the leadership model described above that contemplates a separated Chairman and CEO. The combined experience and knowledge of Messrs. Helmerich and Lindsay in their respective roles of Chairman and CEO will provide the Board and the Company with continuity of leadership that has enabled the Company's success.

        In addition, the Board has demonstrated its commitment and ability to provide independent oversight and management. We believe that the most effective board structure is one that emphasizes board independence and ensures that the board's deliberations are not dominated by management. With the exception of Messrs. Helmerich and Lindsay, our Board is composed entirely of independent Directors. Each of our standing Board committees is comprised of only independent Directors. Further, while the Board does not currently have a lead independent Director, it appoints a presiding, independent Director for each executive session of the Board when it meets without management. While the Board believes this practice provides for independent leadership without the need to designate a single lead director, the Board may examine in the future whether the appointment of a lead Director would enhance the Board's effectiveness. Our Board's oversight of risk management (discussed below) has had no effect on our leadership structure to date.

Board Meeting Attendance

        There were four regularly scheduled meetings of the Board held during fiscal 2015. We require each Director to make a diligent effort to attend all Board and Committee meetings as well as the Annual Meeting of the Stockholders. All but three of our then sitting Directors attended the 2015 Annual Meeting of the Stockholders. During fiscal 2015, no incumbent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board and its committees of which he or she was a member.

Board Committees

        Messrs. Foutch, Robillard (Chairman), Rooney and Rust are members of the Audit Committee. The Board has adopted a written charter for the Audit Committee. The primary functions of the Audit

Committee are to assist the Board in fulfilling its independent and objective oversight responsibilities of financial reporting and internal financial and accounting controls of the Company and to monitor the qualifications, independence, and performance of our independent registered public accounting firm. The Board has determined that Messrs. Donald F. Robillard, Jr. and Edward B. Rust, Jr. are "audit committee financial experts" as defined by the SEC. The Board has also determined that all Audit Committee members are "financially literate" as contemplated by the rules of the NYSE. During the fiscal year ended September 30, 2015, the Audit Committee held twelve meetings.

        Ms. Marshall and Messrs. Armstrong, Petrie and Zeglis (Chairman) are members of the Human Resources Committee (which functions as our compensation committee). The Board has adopted a written charter for the Human Resources Committee. The primary functions of the Human Resources Committee are to evaluate the performance of our executive officers, to review and make decisions regarding compensation of our executive officers and make recommendations regarding compensation of non-employee members of our Board, and to review and make recommendations or decisions regarding incentive compensation and equity-based compensation plans. The Human Resources Committee may not delegate any of its authority to other persons or committees. During the fiscal year ended September 30, 2015, the Human Resources Committee held four meetings.

        Ms. Marshall and Messrs. Armstrong (Chairman), Foutch, Petrie, Robillard, Rooney, Rust, and Zeglis are members of the Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee. The primary functions of the Committee are to identify and to recommend to the Board the selection of Director nominees for each annual meeting of stockholders or for any vacancies on the Board, to make recommendations to the Board regarding the adoption or amendment of corporate governance principles applicable to us, and to assist the Board in developing and evaluating potential candidates for executive positions and generally oversee management succession planning. During the fiscal year ended September 30, 2015, the Nominating and Corporate Governance Committee held four meetings.

        The non-management Directors, in fiscal 2015, met in executive session without management, prior to three regularly scheduled Board meetings. Mr. Armstrong was presiding Director for all executive sessions.

Transactions with Related Persons, Promoters and Certain Control Persons

        The Company has adopted written Related Person Transaction Policies and Procedures. The Audit Committee is responsible for applying such policies and procedures. The Audit Committee reviews all transactions, arrangements, or relationships in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, the Company is a participant, and any related person has or will have a direct or indirect material interest. In general, a related person is any Company executive officer, Director, or nominee for election as a Director, any greater than 5 percent beneficial owner of our common stock, and immediate family members of any of the foregoing.

        The Audit Committee applies the applicable policies and procedures by reviewing the material facts of all interested transactions that require the Audit Committee's approval and either approves, ratifies or disapproves of the entry into the interested transaction, subject to the exceptions described below. Any member of the Audit Committee who is a related person with respect to a transaction under review may not vote with respect to the approval or ratification of the transaction. In determining whether to approve or ratify an interested transaction, the Audit Committee takes into account, among other factors it deems appropriate, the nature of the related person's interest in the interested transaction, the material terms of the interested transaction including whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the materiality of the related person's direct or indirect interest in the interested transaction, the materiality of the interested transaction to us, the impact of the interested transaction on the related person's independence (as defined in our Corporate Governance Guidelines and the New York Stock Exchange listing standards), and the actual or apparent conflict of interest of the related person participating in the transaction (as contemplated under our Code of Business Conduct and Ethics). The following transactions are deemed to be pre-approved under the applicable policies and procedures: (i) Director and executive officer compensation otherwise required to be disclosed in our proxy statement, (ii) transactions where all of our stockholders receive proportional benefits, (iii) certain banking related services, and (iv) transactions available to our employees generally. There are no related person transactions required to be reported in this proxy statement.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2015, the members of our Human Resources Committee were Ms. Marshall and Messrs. Armstrong, Petrie and Zeglis. None of the Committee members has ever been an officer or employee of the Company or any of our subsidiaries and none has an interlocking relationship requiring disclosure under applicable SEC rules. Additionally, none of the Committee members had any relationship requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions.

Communication with the Board

        The Board has established several means for employees, stockholders, and other interested persons to communicate their concerns to the Board. If the concern relates to our financial statements, accounting practices or internal controls, the concern may be submitted in writing to the Chairperson of the Audit Committee in care of our Corporate Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, the concern may be submitted in writing to the Chairperson of the Nominating and Corporate Governance Committee in care of our Corporate Secretary at our headquarters address. If the concern is intended for the presiding Director or the non-management or independent Directors as a group, the concern may be submitted in writing to such presiding Director or groups in care of our Corporate Secretary at our headquarters address. If the employee, stockholder, or other interested person is unsure as to which category his or her concern relates, he or she may submit it in writing to the Board or any one of the Directors in care of our Corporate Secretary at our headquarters address. Our headquarters address is 1437 South Boulder Avenue, Tulsa, Oklahoma 74119.

        Each communication intended for any management or non-management or independent Director(s) or for the entire Board and received by the Corporate Secretary which is related to our operations will be promptly forwarded to the specified party.

The Board's Role in Risk Management

        The Audit Committee reviews and discusses with management the Company's processes and policies with respect to risk assessment and risk management, including the Company's enterprise risk management program. In addition, the Company's risk oversight process involves the Board receiving information from management on a variety of matters, including operations, legal, regulatory, finance and strategy, as well as information regarding any material risks associated with each matter. The full Board (or the appropriate Board committee, if the Board committee is responsible for the oversight of the matter) receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company's risk management practices. When a Board committee receives an update, the chairperson of the relevant Board committee reports on the discussion to the full Board during the Board committee reports portion of the next Board meeting. This enables the Board and the Board committees to coordinate the risk oversight role.

Compensation Risk Assessment

        Management has undertaken a review of our compensation programs and practices applicable to all employees, including executive officers, in order to assess the risks presented by such programs and practices. Management analyzed the likelihood and magnitude of potential risks, focusing on program elements that may create risk, including pay mix and amount, performance metrics and goals, the balance between annual and long-term incentives, the terms of equity and bonus awards, and change-in-control arrangements. The review also took into account mitigating features associated with our compensation programs and practices which include elements such as capped payouts levels for both annual bonuses and equity grants under the Company's stock plan, the Human Resources Committee's authority to exercise negative discretion over bonus payouts, stock ownership guidelines aligning the interests of executive officers with stockholders, claw-back provisions contained in stock plan award and other agreements, the use of multiple performance measures, and multi-year vesting schedules for equity awards.

        The findings of the risk assessment are discussed with the Human Resources Committee and the full Board. Based on the assessment, we have determined that our compensation programs and practices applicable to all employees, including executive officers, are aligned with the interests of stockholders, appropriately reward pay for performance, and are not reasonably likely to have a material adverse effect on the Company.

 EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Summary

        During fiscal 2015 our industry experienced rapidly declining oil prices and the industry active rig count in the United States fell to levels below those experienced during the recession in 2009. In the midst of these challenging market conditions, we reported net income of $422 million ($3.87 per diluted share) from operating revenues of $3.2 billion for fiscal 2015. During fiscal 2015, we also paid dividends of $2.75 per share of common stock. While our total stockholder return for fiscal 2015 ranked in the 53rd percentile relative to our peers within our compensation peer group discussed below, our three year and five year total stockholder returns ranked in the 99th and 89th percentiles, respectively. Our CEO and other named executive officers were not paid a bonus for fiscal 2015 because we did not achieve the threshold level of performance with respect to the fiscal 2015 corporate performance criteria of earnings per share, return on invested capital and operating EBITDA discussed below under "2015 Executive Compensation Components — Bonus". During fiscal 2015, our CEO received a base salary increase effective January 1, 2015 of 4.4%. Our other named executive officers also received base salary increases effective January 1, 2015 ranging from 3.3% to 11.3%. However, in light of prevailing industry conditions and other considerations, no base salary adjustments were made for calendar 2016. In fiscal 2015, our CEO and other named executive officers were awarded non-qualified stock options and restricted stock as shown in the Grants of Plan-Based Awards in Fiscal 2015 table on page 34.

Compensation Process, Philosophy and Objectives

        The Human Resources Committee (the "Committee") has the responsibility for establishing, implementing and monitoring our executive compensation program. All compensation decisions relating to our CEO, Chief Financial Officer and the other executive officers identified in the Summary Compensation Table ("named executive officers") are made by the Committee after soliciting input from all independent directors. For purposes of deciding upon named executive officer compensation, the Committee generally meets in November and December following the end of each fiscal year to consider bonus compensation for the completed fiscal year and salary adjustments and equity-based compensation awards. During these meetings, the Committee also approves executive bonus plan performance objectives for the next fiscal year. Generally, the types of compensation and benefits paid to our named executive officers are the same as those provided to other key employees. We do not offer employment contracts to our named executive officers and there are no material individual differences in compensation policies and decisions for these executives.

        The objectives of our executive compensation program are to compensate executives in a manner that advances the interests of the stockholders while ensuring that we are able to attract, retain and reward qualified executives. To that end, we have designed our executive compensation program to reward the achievement of short- and long-term corporate goals that enhance stockholder value. The Committee monitors both performance and compensation to ensure that we maintain our ability to attract, retain and reward qualified executives and that compensation paid to our executives remains competitive relative to compensation paid to executives of competitor companies. Our compensation elements consist of:

  •
  Base salary;

  •
  Annual bonus;

  •
  Long-term equity incentive compensation;

  •
  Retirement benefits; and

  •
  Other benefits.

        We believe the Company should have the ability to recover compensation paid to executive officers and key employees under certain circumstances. As a result, we have two policies addressing recoupment of bonus and equity compensation from executive officers and certain other key employees. The following is a summary of those policies:

  •
  In the event the Board determines that any fraud or intentional misconduct caused or was a substantial contributing factor to a restatement of our financials, the Board may require reimbursement of any bonus compensation paid to an executive officer or certain other key employees to the extent the bonus paid exceeded what would have been paid had the financial results been properly reported. This policy applies to all bonuses paid after September 30, 2008, which coincide with the fiscal years that are subject to the restatement; and

  •
  If the Committee reasonably believes that a participant under our 2005 and 2010 Long-Term Incentive Plans ("Plans") has committed certain acts of misconduct, including fraud, embezzlement, or deliberate disregard of our rules or policies, that may reasonably be expected to result in damage to us, the Committee may cancel all or part of any outstanding award under the Plans whether or not vested or deferred. Additionally, if the misconduct occurs during a fiscal year in which there was also an exercise or receipt of an award under the Plans, the Committee may recoup any value received from such award.

Role of Executive Officers in Compensation

        The Committee annually evaluates the performance of the CEO and other named executive officers and determines their compensation in light of the objectives of our compensation program. The CEO provides an annual assessment of his performance and the performance of the other named executive officers. The CEO, with the assistance of the Vice President, Corporate Services, provides to the Committee data, analysis, and suggested base salary adjustments and equity compensation for the other named executive officers. This input from management is considered by the Committee when making its compensation decisions. The Vice President, Corporate Services also reviews the compensation consultant's (discussed below) annual draft of its compensation analysis and provides comments for the consultant's consideration. He also attends Committee meetings and provides requested information to the Committee. Except for discussing individual performance objectives with the CEO, the other named executive officers do not otherwise play a role in their own compensation decisions.

Role of Compensation Consultant

        Pay Governance, the Committee's independent compensation consultant, typically provides research, market data, and survey information each year regarding executive compensation. At the Committee's request, Pay Governance advises the Committee on all principal aspects of executive compensation including the competitiveness of program design and award values. Pay Governance ordinarily provides the Committee, on an annual basis, with a written executive compensation analysis with respect to the named executive officers. The written analysis generally addresses, among other things, the following:

  •
  Comparison and assessment of named executive officers' compensation to peer group proxy and survey data;

  •
  Total shareholder return comparison between the Company and its peer group; and

  •
  Consultant recommendations.

        The Committee generally reviews the compensation of the named executive officers in late November and early December following the end of a particular fiscal year. In the first quarter of fiscal

2015 Pay Governance attended one meeting and presented its written analysis and recommendations covering the named executive officers.

        The Committee's compensation consultant periodically provides the Committee with a written director compensation analysis. The Committee reviews the analysis and determines whether to recommend to our Board a compensation increase for non-employee directors. The executive officers do not play a role in determining or recommending the amount or form of director compensation.

        Pay Governance reports directly to the Committee although they may meet with management from time to time to gather information or to obtain management's perspective on executive compensation matters. The Committee has the sole authority under its Charter to retain, at our expense, or terminate the compensation consultant at any time. In addition, the Committee may conduct or authorize investigations of matters within its scope of responsibilities and may retain, at our expense, independent counsel or other advisors as it deems necessary.

        The Committee has considered the independence of Pay Governance in light of SEC rules and NYSE listing standards. The Committee requested and received a letter from Pay Governance addressing its independence, including the following factors:

  •
  other services provided to us by Pay Governance;

  •
  fees paid by us as a percentage of Pay Governance's total revenue;

  •
  policies or procedures maintained by Pay Governance that are designed to prevent a conflict of interest;

  •
  any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee;

  •
  any Company stock owned by the individual consultants involved in the engagement; and

  •
  any business or personal relationships between our executive officers and Pay Governance or the individual consultants involved in the engagement.

The Committee discussed these considerations and concluded that there was no conflict of interest present and that Pay Governance provided the Committee with appropriate assurances and confirmation of its independent status as the Committee's advisor.

Effect of Stockholder Say-on-Pay Vote on Executive Compensation Decisions

        The Committee has reviewed the voting results from the advisory vote on executive compensation (commonly known as a say-on-pay proposal) conducted at our 2015 annual meeting of stockholders. At this meeting, more than 97% of the votes cast on the say-on-pay proposal were in favor of our named executive officers' compensation as disclosed in the proxy statement for that meeting. The Committee determined that, given the very high level of support, no changes to our executive compensation policies and decisions were necessary based on the voting results from our 2015 annual meeting of stockholders.

        We have determined that our stockholders should have the opportunity to vote on a say-on-pay proposal each year. In the event there is any significant vote against the compensation of our named executive officers as disclosed in the proxy statement, the Committee will consider the concerns of the stockholders in future executive compensation decisions.

Determining Executive Compensation

        In making compensation decisions, the Committee compares each element of compensation against a peer group of publicly-traded contract drilling and oilfield service companies (collectively

"Compensation Peer Group") and against published survey data. The Compensation Peer Group consists of companies that are representative of the types of companies that we compete against for talent. The companies currently included in our Compensation Peer Group are as follows:

• Diamond Offshore Drilling, Inc.	• Noble Corporation
• Cameron International Corporation	• Nabors Industries Ltd.
• Rowan Companies, Inc.	• ENSCO International Inc.
• Transocean Ltd.	• Patterson-UTI Energy, Inc.
• Oceaneering International	• Precision Drilling Corp.
• FMC Technologies, Inc.	• Superior Energy Services

        The Committee also uses survey data to assist in compensation decisions, including those instances in which a named executive officer's position or duties do not match the position or duties of Compensation Peer Group executives. This survey data includes oilfield services, energy, and general industry data. The surveys used are as follows:

  •
  Mercer Energy Sector Compensation Survey;

  •
  Frost Oilfield Manufacturing & Services Industry Executive Compensation Survey;

  •
  Pearl Meyer & Partners Drilling Management Survey; and

  •
  Towers Watson Oilfield Services Compensation Survey.

        The Committee sets target total direct compensation for named executive officers to generally approximate the median level of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective may occur as dictated by corporate performance, experience level, internal considerations, nature of duties, market factors, and retention issues. At the time the Committee makes compensation decisions, it uses prior fiscal year peer data and available survey data. This data provides peer compensation comparisons on a historical basis. Therefore, the Committee is unable to determine how current pay of the named executive officers compares to current pay of peer executives.

        A significant portion of total compensation is variable based on corporate performance and relative stockholder return. The Committee considers individual performance during its annual review of base salary and equity awards. However, no specific individual performance criteria or guidelines are used by the Committee as a controlling factor in the Committee's ultimate judgment and final decision. In deciding on the type and amount of executive compensation, the Committee focuses on both current pay and the opportunity for future compensation. The Committee does not have a specific formula for allocating each element of pay, but instead bases the allocation on peer and survey data and the Committee's judgment. Salary adjustments are generally limited to approximately the same percentage that is applicable to all office-based employees.

        The Committee has generally awarded a mix of 70% stock options and 30% time-based restricted stock which the Committee believes has the effect of aligning the interests of executives with stockholders. Equity awards are calculated based on an executive's base pay and the value of our common stock. Under this methodology, the Committee has generally limited the value of annual equity awards to a range of 270% to 400% of the CEO's base salary and 200% to 275% of the base salary of the other named executive officers. To determine the actual number of stock option shares awarded to a named executive officer, the dollar value of the award is divided by the applicable Black-Scholes value. In determining the Black-Scholes value, the Committee uses an average price for our common stock over a 10-day trading period ending on the Friday before the week that stock option awards are considered by the Committee. Exceptions to our long-term incentive compensation policy have occurred and may occur in the future as dictated by retention considerations and market factors.

2015 Executive Compensation Components

        The principal components of compensation for named executive officers for the fiscal year ended September 30, 2015, are described below.

Base Salary

        We provide named executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salaries of named executive officers are set to generally approximate the median level of base salaries of similarly situated executives of companies included in the Compensation Peer Group. If base salaries of our named executive officers consistently fall below such median level, then the Committee will consider market adjustments to base salaries. Salary levels are typically considered annually as part of our review process as well as upon a promotion. Although named executive officers generally receive the same percentage salary increase applicable to office-based employees, the named executive officers may receive greater increases as a result of market adjustments, changes in duties or retention considerations.

        Effective January 1, 2015, office-based employees generally received a 3% base salary increase in addition to applicable market salary increases. Mr. Lindsay, our CEO, received a salary increase of 4.4%. All other named executive officers received salary increases ranging from 3.3% to 11.3%, effective January 1, 2015. Due to market conditions, the Committee approved the CEO's recommendation to freeze the salaries for the named executive officer during 2016.

Bonus

        The Annual Bonus Plan for Executive Officers ("Bonus Plan") is a cash incentive plan for calculation of annual non-equity incentive-based compensation. These cash incentive awards are designed to reward short-term performance and achievement of strategic goals. Combined salaries and target bonus levels are intended to generally approximate the median of the Compensation Peer Group's combined salary and annual bonus levels.

        Pursuant to the terms of the Bonus Plan, each named executive officer is assigned a threshold, target and reach bonus award opportunity expressed as a percentage of base salary. These bonus award opportunities range from 40% to 130% for the CEO and 25% to 100% for the other named executive officers and do not include the potential bonus adjustment described below. An executive officer's bonus opportunity is based upon three weighted corporate performance criteria. These performance criteria and their weightings are: earnings per share (35%); return on invested capital (35%); and operating earnings before interest, taxes, depreciation, and amortization (30%). At the beginning of each fiscal year, the Committee approves the assignment of a threshold, target, and reach objective for each performance criterion. The target objective is established based upon the operating and capital budget approved by the Board. Once the target objective is established, the threshold objective is generally adjusted 30% below and the reach objective is generally adjusted 30% above the target objective. Actual fiscal year financial results are compared to plan objectives in order to determine the amount of any executive officer bonus. If actual financial results fall between the threshold and target or the target and reach objectives, then bonuses are proportionately increased as a result of the threshold or target objective being exceeded. Notwithstanding the other provisions of the Bonus Plan, the Committee has the right to reduce or eliminate any bonus due a named executive officer based upon the Committee's determination of individual performance, and the Committee has the discretion to adjust performance criteria during a fiscal year if, for example, the initially-established performance criteria are rendered unrealistic in light of circumstances beyond the control of the Company and its management. No adjustments were made to the corporate performance criteria during fiscal 2015.

        The approved corporate performance criteria for fiscal 2015 were:

	Threshold	Target	Reach
Earnings Per Share	$5.29	$7.56	$9.83
Return on Invested Capital	11.1%	15.9%	20.7%
Operating EBITDA	$1,314,320,000	$1,877,600,000	$2,440,870,000

        The bonus, if any, is then subject to being increased or decreased by up to 100% based on the Committee's overall assessment of our dayrates, utilization and continued industry leading safety performance and our stockholder returns relative to both the returns of our U.S. land drilling peers within the Compensation Peer Group and all companies within our peer group.

        With the exception of the safety criterion, no specific criteria or objectives are used by the Committee when assessing our dayrates or utilization or relative stockholder returns. The Committee does consider Company safety statistics and compares those statistics to industry safety statistics. Whether the bonus of a named executive officer is increased or decreased by up to 100% is primarily dependent upon the Committee's judgment as to the named executive officer's success in positively affecting the corporate performance factors referred to above.

        Within this framework, the Committee determined that we did not achieve the threshold level of performance with respect to the fiscal 2015 corporate performance criteria of earnings per share, return on invested capital and operating EBITDA discussed above. As such, the Committee determined that no bonuses would be paid for fiscal 2015.

        Mr. Steven R. Mackey was our Executive Vice President, General Counsel and Chief Administrative Officer until his retirement on March 4, 2015. Mr. Mackey was paid at his retirement the sum of $500,000 in consideration of his exceptional leadership and service for the past 29 years.

Long-Term Equity Incentive Compensation

        The 2010 Plan was approved by our stockholders at the 2011 Annual Meeting of Stockholders. The 2010 Plan governs all stock-based awards granted on or after March 2, 2011, and the 2000 and the 2005 Long-Term Incentive Plans govern stock-based awards granted under such plans prior to March 2, 2011. The 2010 Plan allows the Committee to design stock-based compensation programs to encourage growth of stockholder value and allow key employees and non-employee Directors to participate in the long-term growth and profitability of the Company. Approximately 200 employees (including the named executive officers) and non-employee Directors receive stock-based awards on an annual basis. Equity award levels are determined based on market data, and vary among participants based on their positions.

        Under the 2010 Plan, the Committee may grant nonqualified stock options, restricted stock awards and stock appreciation rights to selected employees and non-employee Directors. Also, the Committee may grant incentive stock options to selected employees under such Plan. To date, the Committee has only awarded non-qualified stock options and time-vested restricted stock to participants. A total of 6,000,000 shares of common stock have been authorized for award under the 2010 Plan. With the exception of new employees or non-employee Directors, the Committee only approves annual stock-based awards at its meeting in late November or early December after the end of each fiscal year. The Committee selected this time period for review of executive compensation since it coincides with executive performance reviews and allows the Committee to receive and consider final fiscal year financial information. Newly hired employees or appointed Directors may be considered for stock-based awards at the time they join the Company. Exceptions to this policy may occur as dictated by retention considerations or market factors.

  Stock Options

        The Committee believes that stock options align the interests of executives with stockholders in that stock options only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on the grant date.

        The grant date for all stock options is the date the Committee approves the grant. The Committee does not make equity grants in anticipation of the release of material non-public information and does not time the release of such information based on equity award grant dates. The Committee has never approved a backdated stock option grant.

        The exercise price for all option grants, as provided by the 2010 Plan, is the closing price on the date of grant. Such Plan also prohibits repricing of stock option awards.

        The majority of options granted by the Committee vest at a rate of 25% per year over the first four years of the ten-year option term. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to the option.

        The number and grant date fair value of non-qualified stock options awarded to the named executive officers in fiscal 2015 are shown in the Grants of Plan-Based Awards in Fiscal 2015 table on page 34. In making these awards, the Committee applied the methodology discussed above and considered individual and corporate performance and the value of equity awards made by competitors. Given Mr. Mackey's pending retirement as Executive Vice President, General Counsel and Chief Administrative Officer, he did not receive an award of stock options during fiscal 2015.

  Restricted Stock

        We believe that awards of restricted stock assist in retention of executives and other key employees. Since 2009, the Committee has annually awarded time-vested restricted stock to the named executive officers and other key employees. Generally, all restricted stock awards fully vest over a range of three to five years from the original date of grant. During the restriction period, the participant receives quarterly payments from us equal to quarterly dividends and has the right to vote restricted shares. Unvested restricted stock is forfeited if the participant leaves the Company and is not retirement eligible.

        The number of shares of restricted stock awarded to the named executive officers in fiscal 2015 are shown in the Grants of Plan-Based Awards in Fiscal 2015 table on page 34. In making these awards, the Committee applied the methodology discussed above and considered the retentive effect of these awards in light of a competitive business climate, individual and corporate performance and the value and type of equity awards made by competitors. Given Mr. Mackey's pending retirement as Executive Vice President, General Counsel and Chief Administrative Officer, he did not receive an award of restricted stock during fiscal 2015.

Total Direct Compensation for 2015

        Historically we have provided a percentile ranking comparing total direct compensation (i.e., base salary, bonus and equity awards) of our named executive officers for the most recently completed fiscal year to total direct compensation of executives in our Compensation Peer Group for the prior year. We make this comparison to prior year data because, as noted above, we are unable to determine the current pay of the executives in our Compensation Peer Group at the time of the filing of our proxy statements. We did not pay a bonus for fiscal 2015 to our named executive officers. However, companies in our Compensation Peer Group did pay bonuses in 2014. Therefore, a comparison of total direct compensation would not provide meaningful information and would distort any percentile calculation. In lieu of comparing total direct compensation, we have provided below the percentile ranking of how fiscal 2015 base salary and equity award compensation for the named executive officers compares to base salary and equity award compensation of executives of the Compensation Peer Group:

	Base Salary	Equity Awards
John W. Lindsay	45th percentile	23rd percentile
Juan Pablo Tardio	37th percentile	24th percentile

        With regard to Messrs. Stauder, Flaherty, Bell, and Mackey, there was insufficient peer group data to provide a meaningful percentile ranking.

Retirement

Pension Plans

        Prior to October 1, 2003, most full-time employees, including the named executive officers, participated in our qualified Employees Retirement Plan ("Pension Plan"). The named executive officers also participated in our non-qualified Supplemental Pension Plan. Effective October 1, 2003, we revised both the Pension Plan and the Supplemental Pension Plan to close the plans to new participants and reduced benefit accruals for current participants through September 30, 2006, at which time benefit accruals were discontinued and the plans frozen.

        The fiscal 2015 year-end present value of accumulated benefits for each of the named executive officers is shown in the Pension Benefits for Fiscal 2015 table on page 39.

Savings Plans

        Savings plans are designed to help employees, especially long-service employees, save and prepare for retirement. We sponsor a qualified and supplemental savings plan as described below.

  Qualified Plan

        Our 401(k)/Thrift Plan ("Savings Plan") is a tax-qualified savings plan pursuant to which most employees paid in U.S. dollars, including the named executive officers, are able to contribute to the Savings Plan on a before tax basis the lesser of up to 100% of their annual compensation or the dollar limit prescribed annually by the Internal Revenue Service ("IRS"). We match 100% of the first 5% of cash compensation that is contributed to the Savings Plan subject to IRS annual compensation limits ($265,000 for 2015). All employee contributions are immediately vested and matching contributions are subject to a six-year graded vesting schedule.

  Supplemental Savings Plan

        In addition to the Savings Plan, the named executive officers and certain other eligible employees can participate in the Supplemental Savings Plan, which is a non-qualified savings plan. Pursuant to the Supplemental Savings Plan, a participant can contribute between 1% and 40% of the participant's cash compensation to the Supplemental Savings Plan on a before tax basis. If the participant has not received the full Company match of the first 5% of pay in the Savings Plan, then the balance of the match could be contributed to the Supplemental Savings Plan. The Nonqualified Deferred Compensation for Fiscal 2015 table on page 40 contains additional Supplemental Savings Plan information for the named executive officers.

Other Benefits

        The named executive officers are provided with other benefits, including perquisites, that the Company and the Committee believe are reasonable. The Committee annually reviews the levels of these benefits provided to the named executive officers. The compensation associated with these benefits is included in the "All Other Compensation" column of the Summary Compensation Table on page 32 and a brief explanation of these benefits is shown in footnote 8 to such table. A more detailed explanation of our aircraft policy is provided below.

Company Aircraft

        With the approval of the CEO, our aircraft may be used by the named executive officers and other employees for business purposes. Since many of our operations and offices are in remote locations, our aircraft provide a more efficient use of employee time and improved flight times than are available commercially. Our aircraft also provide a more secure traveling environment where sensitive business issues may be discussed.

        The Chairman and CEO positions are each allocated 10 hours personal use of our aircraft annually without reimbursement to us. The time attributable to attendance at board meetings of publicly held companies will not be counted against the 10 hour limitation. Any personal use in excess of this allotment will only be permitted under extraordinary circumstances. With the approval of the CEO, the other named executive officers are permitted personal use of our aircraft, without reimbursement to us, only under extraordinary circumstances.

        For tax purposes, imputed income is assessed to each named executive officer for his or his guest's personal travel based upon the Standard Industrial Fare Level of such flights during the calendar year.

Executive Officer and Director Stock Ownership Guidelines; Prohibited Transactions

        Because the Board believes in linking the interests of management and stockholders, the Board has adopted stock ownership guidelines for the named executive officers. Our Executive Stock Ownership Guidelines specify a number of shares that our named executive officers must accumulate and hold within five years of the later of the adoption of the guidelines or the appointment of the individual as a named executive officer. The CEO is required to own shares having a value of five times base salary, and the other named executive officers are required to own shares having a value of two times base salary. The Board has adopted a similar policy applicable to Directors requiring ownership of shares having a value equal to two times annual compensation.

        We prohibit our directors, officers and other employees from engaging in certain transactions involving Company stock. Transactions that are prohibited include hedging transactions and the pledging of Company stock as collateral.

Deductibility of Executive Compensation

        The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct certain compensation of more than $1,000,000 that is paid to certain individuals. This limitation does not apply to compensation that meets the requirements under Section 162(m) for qualifying performance-based compensation. The Committee generally prefers to optimize the deductibility of compensation paid to our executive officers. However, if future compliance with Section 162(m) is inconsistent with our compensation policy or what is believed to be in the best interests of our stockholders, then future compensation arrangements may not be fully deductible under Section 162(m).

Potential Payments Upon Change-in-Control or Termination

Change-in-Control

        We have entered into change-in-control agreements with the named executive officers and certain other key employees. These agreements are entered into in recognition of the importance to us and our stockholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual change-in-control of the Company. These agreements contain a "double" trigger provision whereby no benefits will be paid to an executive unless both a change-in-control has occurred and the executive's employment is terminated after a change-in-control. We believe this arrangement appropriately balances our interests and the interests of executives since we make no payments unless a termination of employment occurs.

        More specifically, if we actually or constructively terminate a named executive officer's employment within 24 months after a change-in-control other than for cause, disability, death, or the occurrence of a substantial downturn, or if any of the named executive officers terminates his employment for good reason within 24 months after a change-in-control (as such terms are defined in the change-in-control agreement), any unvested benefits under our Supplemental Savings Plan and Supplemental Pension Plan and any options or restricted stock granted to any of the named executive officers will fully vest and we will be required to pay or provide:

  •
  A lump sum payment equal to two and one-half (2 1/2) times the base salary and annual bonus of the CEO and two (2) times the base salary and annual bonus of the other named executive officers;

  •
  24 months of benefit continuation;

  •
  A prorated annual bonus payable in one lump sum;

  •
  Up to $5,000 for out-placement counseling services; and

  •
  A lump sum payment of any accrued vacation pay, any previously deferred compensation, and base salary through the termination date;

provided that the payments and benefits will be provided only if a named executive officer executes and does not revoke a release of claims in the form attached to the change-in-control agreement. No tax gross-ups are provided on payments made under these agreements. These agreements are automatically renewed for successive two-year periods unless terminated by us.

        For more information regarding post-termination payments that we may be required to make to named executive officers in the event of a change-in-control, see the Potential Payments Upon Change-in-Control table on page 41.

        Our long-term equity compensation plans contain a provision whereby all stock options and restricted stock will automatically become fully vested and immediately exercisable in the event of a change-in-control, as defined in such plans. This provision was included in all equity plans in order to be consistent with market practice at the time the plans were approved by stockholders. The potential value of the acceleration of vesting of stock options and restricted stock upon a change-in-control is reflected in columns 7 and 8 of the Potential Payments Upon Change-in-Control table on page 41.

Other Termination Payments

        The Supplemental Pension Plan and Supplemental Savings Plan described on page 28 and quantified in the Pension Benefits for Fiscal 2015 and Nonqualified Deferred Compensation for Fiscal 2015 tables on pages 39 and 40 provide for potential payments to named executive officers upon termination of employment for other than change-in-control.

Compensation Committee Report

        The Human Resources Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources Committee recommended to the Board that the CD&A be included in this proxy statement. This report is provided by the following Directors, who comprise the Human Resources Committee:

John D. Zeglis, Chairman William L. Armstrong Paula Marshall Thomas A. Petrie

 SUMMARY COMPENSATION TABLE

        The following table includes information concerning compensation paid to or earned by our named executive officers listed in the table for the fiscal years ended September 30, 2015, 2014, and 2013.

Name and Principal Position	Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (7)	All Other Compensation ($) (8)	Total ($)
John W. Lindsay,	2015	832,115	—	929,205	1,835,680	—	11,743	97,952	3,706,695
President and Chief	2014	769,949	439,971	836,535	1,840,000	879,941	32,495	114,040	4,912,931
Executive Officer	2013	683,718	520,847	487,620	1,297,100	578,719	—	87,946	3,655,950
Juan Pablo Tardio,	2015	441,250	—	282,203	565,455	—	1,683	30,635	1,321,226
Vice President and	2014	425,000	254,307	278,845	647,680	363,296	4,051	52,962	2,026,141
Chief Financial Officer	2013	402,083	281,064	230,265	618,800	312,293	—	55,657	1,900,162
Robert L. Stauder,	2015	423,000	—	440,512	364,678	—	9,648	27,735	1,265,573
Senior Vice President and Chief Engineer of Drilling Subsidiary
Jeffrey L. Flaherty,	2015	410,873	—	399,214	331,898	—	5,746	13,280	1,161,011
Senior Vice President of Operations of Drilling Subsidiary
John R. Bell,	2015	316,750	—	189,283	368,775	—	2,905	21,520	899,233
Vice President, Corporate Services
Steven R. Mackey,	2015	254,453	—	—	—	—	—	669,982	924,435
Former Executive	2014	465,096	272,049	298,763	677,120	388,642	29,674	56,210	2,187,554
Vice President, General	2013	445,449	305,057	257,355	666,400	338,953	—	67,646	2,080,860
Counsel, and Chief Administrative Officer (1)

(1)
Mr. Mackey retired from his position as Executive Vice President, General Counsel and Chief Administrative Officer on March 4, 2015. The Summary Compensation Table for fiscal 2015 reflects Mr. Mackey's compensation for the period October 1, 2014 to March 4, 2015. Mr. Mackey was paid at his retirement the sum of $500,000 in consideration of his exceptional leadership and service for the past 29 years. This amount is shown in the "All Other Compensation" column of this table. The "All Other Compensation" column includes consulting fees of $145,833 earned by Mr. Mackey during fiscal 2015.

(2)
The amounts shown in this column are salaries earned during fiscal 2015, 2014, and 2013. Annual salary adjustments become effective at the beginning of each calendar year. Thus, the salaries reported in the above table for fiscal 2015 are the sum of the named executive officers' salaries for the last three months of calendar 2014 and the new salaries for the first nine months of calendar 2015.

(3)
The amounts shown in this column reflect the amounts paid pursuant to our Annual Bonus Plan for Executive Officers based on the Human Resources Committee's assessment of our safety and operational success and relative total stockholder return. The amounts were earned in connection with our performance for the reported fiscal year, but were paid during the first quarter of the succeeding fiscal year. Also, the amounts are over and above the amounts earned by meeting the performance objectives under the bonus plan.

(4)
The amounts included in this column represent the aggregate grant date fair value of stock awards determined pursuant to FASB ASC Topic 718. Because the amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by the named executive officers. For additional information, including valuation assumptions with respect to the grants, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2015, included in the 2015 Annual Report on Form 10-K filed with the SEC on November 25, 2015.

(5)
The amounts included in this column represent the aggregate grant date fair value of option awards determined pursuant to FASB ASC Topic 718. Because the amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by the named executive officers. For additional information, including valuation assumptions with respect to the grants, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2015, included in the 2015 Annual Report on Form 10-K filed with the SEC on November 25, 2015.

(6)
The amounts included in this column are payments under our Annual Bonus Plan for Executive Officers based on annual performance measured against pre-established objectives whose outcome is uncertain at the time the awards are communicated to the named executive officers. The bonus award opportunities and financial measures and financial measure weightings for determining bonus amounts for fiscal 2015 are described in the CD&A beginning on page 25.

(7)
The amounts in this column reflect the aggregate change in the actuarial present value of the accumulated benefit of each named executive officer under our Pension Plan and our Supplemental Pension Plan. The actuarial present value calculation for fiscal 2015 for Messrs. Lindsay, Tardio, Stauder, Flaherty and Bell who are not retirement eligible, is based on a deferred annuity (with an assumed retirement age of 61). The aggregate change in the actuarial present value of the accumulated benefit of Messrs. Lindsay, Tardio and Mackey decreased in fiscal 2013 in the amounts of $20,488, $3,034 and $74,025, respectively. Mr. Mackey retired from the Company on March 4, 2015. The full amount of Mr. Mackey's benefits under the Pension Plan and the Supplemental Pension Plan were distributed on or before September 30, 2015.

(8)
"All other compensation" for fiscal 2015 includes the following:

•
Our matching contribution to our 401(k)/Thrift Plan on behalf of each named executive officer as follows: John W. Lindsay — $13,250; Juan Pablo Tardio — $13,250; Robert L. Stauder — $13,250; Jeffrey L. Flaherty — $13,250; John R. Bell — $14,238; and Steven R. Mackey — $13,250.

•
Our matching contribution to the nonqualified Supplemental Savings Plan for Employees of Helmerich & Payne, Inc. on behalf of each named executive officer as follows: John W. Lindsay — $44,812; Juan Pablo Tardio — $16,595; Robert L. Stauder — $47,150; Jeffrey L. Flaherty — $0; John R. Bell — $23,190; and Steven R. Mackey — $10,869.

•
For John W. Lindsay, the amount reported includes $34,154 for personal use of our aircraft. The value shown for personal use of our aircraft is the incremental cost to us of such use, which is calculated based on the variable operating costs to us per nautical mile of operation, which include fuel costs, repairs, meals, professional services, travel expenses and licenses and fees. Fixed costs that do not change based on usage, such as the cost of aircraft, pilot salaries, insurance, rent, and other costs, were not included. The amount reported includes deadhead flights and is reduced by any reimbursements to us. Flights for Mr. Lindsay comply with the Company's aircraft use policy described on page 29 of the CD&A.

•
Our contributions toward business travel premiums, club memberships, event tickets, and personal use of aircraft not otherwise disclosed above. The values of these personal benefits are based on the incremental aggregate cost to us and are not individually quantified because none of them individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each named executive officer.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015

        As described on pages 26 and 27 of the CD&A, we provide incentive award opportunities to executives, designed to reward both short-term and long-term business performance, and create a close alignment between incentive compensation and stockholders' interests. The following table provides information on non-equity incentive plan awards and restricted stock and stock options granted in fiscal 2015 to each of our named executive officers. Although the grant date fair value is shown in the table for these stock and option awards, there can be no assurance that these values will actually be realized during the terms of these grants.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (2)
									All Other Option Awards: Number of Securities Underlying Options (#) (3)		Grant Date Fair Value of Stock and Option Awards ($) (5)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
John W. Lindsay		330,000	825,000	1,072,500
	12/2/2014								112,000	68.83	1,835,680
	12/2/2014							13,500			929,205
Juan Pablo Tardio		111,250	333,750	445,000
	12/2/2014								34,500	68.83	565,455
	12/2/2014							4,100			282,203
Robert L. Stauder		105,788	317,363	423,150
	12/2/2014								22,250	68.83	364,678
	12/2/2014							6,400			440,512
Jeffrey L. Flaherty		104,770	314,311	419,081
	12/2/2014								20,250	68.83	331,898
	12/2/2014							5,800			399,214
John R. Bell		81,250	243,750	325,000
	12/2/2014								22,500	68.83	368,775
	12/2/2014							2,750			189,283
Steven R. Mackey (6)		—	—	—

(1)
The columns show the threshold, target, and maximum potential value of a payout for each named executive officer under our Annual Bonus Plan for Executive Officers if certain of our financial performance objectives were achieved for the October 1, 2014, to September 30, 2015, performance period. The amounts are based on salaries in effect as of January 1, 2015 for each named executive officer which is the basis for determining the actual payments to be made subsequent to year-end. The potential payouts are performance-driven and, therefore, are at risk. The possible payouts reflected in the table may be increased or decreased by an adjustment factor of up to 100% based on the Human Resources Committee's assessment of corporate performance. The financial measures, bonus opportunities, and adjustment factors for determining payout are described in the CD&A on pages 25 and 26.

(2)
The shares of restricted stock were granted in fiscal 2015 to the named executive officers. The stock vests ratably in four equal annual installments, beginning on December 2, 2015, one year after the grant date. Dividends are paid on the restricted stock at the same rate applicable to other holders of our common stock.

(3)
This column shows the number of stock options granted in fiscal 2015 to the named executive officers. The options vest and become exercisable ratably in four equal annual installments, beginning on December 2, 2015, one year after the grant date.

(4)
This column shows the exercise price for the stock options granted, which was the closing price of our common stock on December 2, 2014.

(5)
The fair value shown for stock awards and option awards are accounted for in accordance with FASB ASC Topic 718. This column shows the full grant date fair value of the restricted stock and stock options under FASB ASC Topic 718 granted to the named executive officers in fiscal 2015. The full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For restricted stock, fair value is calculated based on the closing sales prices on December 2, 2014. For stock options, fair value was calculated using the Black-Scholes value on the grant date of $16.39. In applying the Black-Scholes model, we have made certain valuation assumptions. For additional information on the valuation assumptions, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2015, included in the 2015 Annual Report on Form 10-K filed with the SEC on November 25, 2015. The actual value, if any, the named executive officer will realize on option awards will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised. The values reflect the accounting expense and may not reflect the actual value realized by the named executive officer.

(6)
Mr. Mackey retired from the Company on March 4, 2015. Therefore, Mr. Mackey was not eligible for a payout under the Annual Bonus Plan for Executive Officers for the completed 2015 fiscal year. Mr. Mackey was not granted restricted stock or stock options in fiscal 2015.

 OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END

        The following table provides information on the current holdings of stock option awards and restricted stock awards by the named executive officers at September 30, 2015. This table includes exercisable and unexercisable option awards and unvested restricted stock awards, and such awards are reflected in each row below on an award-by-award basis. The vesting schedule for each grant that has not fully vested is shown following this table. For additional information about the option awards and stock awards, see the description of such awards in the CD&A on pages 26 and 27.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John W. Lindsay	12/5/2006	57,000			26.895	12/5/2016
	12/4/2007	50,000			35.105	12/4/2017
	12/2/2008	65,000			21.065	12/2/2018
	12/1/2009	45,000			38.015	12/1/2019
	12/7/2010	21,000			47.935	12/7/2020
	12/6/2011	25,500	8,500 (1)		59.76	12/6/2021	4,500 (2)	212,670
	12/6/2011						1,750 (3)	82,705
	12/4/2012	27,250	27,250 (1)		54.18	12/4/2022	4,500 (4)	212,670
	12/3/2013	15,625	46,875 (1)		79.67	12/3/2023	7,875 (5)	372,173
	12/2/2014		112,000 (1)		68.83	12/2/2024	13,500 (6)	638,010
Juan Pablo Tardio	12/7/2010	2,500			47.935	12/7/2020
	12/6/2011	4,500	4,500 (1)		59.76	12/6/2021	2,250 (2)	106,335
	12/6/2011						875 (3)	41,353
	12/4/2012	6,500	13,000 (1)		54.18	12/4/2022	2,126 (4)	100,475
	12/3/2013	5,500	16,500 (1)		79.67	12/3/2023	2,625 (5)	124,058
	12/2/2014		34,500 (1)		68.83	12/2/2024	4,100 (6)	193,766
Robert L. Stauder	12/7/2010	1,750			47.935	12/7/2020
	12/6/2011	2,500	2,500 (1)		59.76	12/6/2021	12,000 (7)	567,120
	12/6/2011						1,250 (3)	59,075
	12/4/2012	4,375	8,750 (1)		54.18	12/4/2022	3,250 (4)	153,595
	12/3/2013	4,250	12,750 (1)		79.67	12/3/2023	3,187 (5)	150,618
	12/2/2014		22,250 (1)		68.83	12/2/2024	6,400 (6)	302,464
Jeffrey L. Flaherty	12/1/2009	12,000			38.015	12/1/2019
	12/7/2010	7,000			47.935	12/7/2020
	12/6/2011	7,500	2,500 (1)		59.76	12/6/2021	4,000 (7)	189,040
	12/6/2011						1,250 (3)	59,075
	12/4/2012	7,000	7,000 (1)		54.18	12/4/2022	3,000 (4)	141,780
	12/3/2013	2,625	7,875 (1)		79.67	12/3/2023	3,187 (5)	150,618
	12/2/2014		20,250 (1)		68.83	12/2/2024	5,800 (6)	274,108
John R. Bell	12/5/2006	9,000			26.895	12/5/2016
	12/4/2007	10,000			35.105	12/4/2017
	12/2/2008	13,000			21.065	12/2/2018
	12/1/2009	9,000			38.015	12/1/2019
	12/7/2010	5,500			47.935	12/7/2020
	12/6/2011	4,500	1,500 (1)		59.76	12/6/2021	2,500 (7)	118,150
	12/6/2011						750 (3)	35,445
	12/4/2012	5,000	5,000 (1)		54.18	12/4/2022	2,500 (4)	118,150
	12/3/2013	2,125	6,375 (1)		79.67	12/3/2023	3,375 (5)	159,503
	12/2/2014		22,500 (1)		68.83	12/2/2024	2,750 (6)	129,965
Steven R. Mackey	12/2/2008	40,000			21.065	12/2/2018
	12/7/2010	3,250			47.935	12/7/2020
	12/6/2011	5,250	5,250 (1)		59.76	12/6/2021	1,012 (2)	47,827
	12/6/2011						759 (3)	35,870
	12/4/2012	7,000	14,000 (1)		54.18	12/4/2022	1,602 (4)	75,711
	12/3/2013	5,750	17,250 (1)		79.67	12/3/2023	1,851 (5)	87,478

(1)
The remaining, unexercisable options vest as follows:

Grant Date	Vesting Schedule
12/6/2011	100% on 12/6/2015
12/4/2012	ratably on each of the following dates: 12/4/2015 and 12/4/2016
12/3/2013	ratably on each of the following dates: 12/3/2015, 12/3/2016 and 12/3/2017
12/2/2014	ratably on each of the following dates: 12/2/2015, 12/2/2016, 12/2/2017 and 12/2/2018.

(2)
The unvested shares of restricted stock vest ratably on 12/6/2015, 12/6/2016 and 12/6/2017.

(3)
The unvested shares of restricted stock vest ratably on 12/6/2015.

(4)
The unvested shares of restricted stock vest ratably on 12/4/2015 and 12/4/2016.

(5)
The unvested shares of restricted stock vest ratably on 12/3/2015, 12/3/2016 and 12/3/2017.

(6)
The unvested shares of restricted stock vest ratably on 12/2/2015, 12/2/2016, 12/2/2017 and 12/2/2018.

(7)
The unvested shares of restricted stock vest ratably on 12/6/2015 and 12/6/2016.

(8)
The aggregate market value is based on the closing market price of our common stock of $47.26 at September 30, 2015.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

        The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during the fiscal year ended September 30, 2015, by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
John W. Lindsay	25,000	436,313	11,125	745,211
Juan Pablo Tardio	—	—	5,062	337,644
Robert L. Stauder	—	—	4,813	325,296
Jeffrey L. Flaherty	—	—	4,688	316,682
John R. Bell	6,000	257,535	4,000	270,074
Steven R. Mackey	—	—	5,500	366,272

(1)
The value realized on vesting is calculated using the closing market price of our common stock on the relevant vesting dates.

 PENSION BENEFITS FOR FISCAL 2015

        The Pension Benefits table below sets forth the fiscal 2015 year-end present value of accumulated benefits payable to each of our named executive officers under our Pension Plan and the Supplemental Pension Plan. Effective October 1, 2003, we revised both the Pension Plan and the Supplemental Pension Plan to close the plans to new participants and reduced benefit accruals for current participants through September 30, 2006, at which time benefit accruals were discontinued and the plans frozen.

        The pension benefit under our Pension Plan for time periods prior to October 1, 2003, is calculated pursuant to the following formula:

Compensation × 1.5% = Annual Pension Benefit.

        The pension benefit for the period commencing October 1, 2003, through September 30, 2006, is calculated as follows:

Compensation × 0.75% = Annual Pension Benefit.

        Pension benefits are determined based on compensation received throughout a participant's career. "Compensation" includes salary, bonus, vacation pay, sick pay, Section 401(k) elective deferrals, and Section 125 "cafeteria plan" deferrals. The Pension Plan benefit formulas are the same for all employees. Therefore, retirement benefits for executives are calculated in the same manner as for other employees.

        A normal retirement benefit is available under our Pension Plan if the employee retires at age 65 with at least 5 years of credited service or is otherwise fully vested. The "normal retirement date" is the first day of the month coincident with or next following the later of (i) normal retirement age (age 65) and (ii) the fifth anniversary of the employee's participation in the Plan.

        An employee can take early retirement once he has reached age 55 and has completed at least 10 years of credited service. The amount of the early retirement benefit payment is reduced if the employee retires prior to age 62 and immediately begins receiving payments. The reduction in the annual benefit amount is 6% for each year (1/2 of 1% for each month) the employee's early retirement benefit payments start prior to age 62. The Pension Plan provides unreduced benefits for early retirement after the employee reaches age 62 and has at least 10 years of credited service. The benefit after age 62 is calculated the same as a benefit at age 65.

        A vested benefit is available if the employee terminates employment before early or normal retirement and has 5 or more years of credited service. However, the employee may elect to start receiving a benefit as early as age 55 if he had 10 years of credited service. In this situation, the monthly amount will be less than what the employee would receive had he waited until age 65 since the benefit will be actuarially reduced to cover a longer period of time for payment. The actuarial reduction of the early deferred vested pension is greater than the reduction for early retirement immediately following termination of employment. However, if the employee qualified for the more favorable reduction factors at the time he leaves the Company, the benefit is based on those factors.

        The employee may choose among alternative forms of retirement income payment after he becomes eligible to retire on his normal retirement date or early retirement date, as the case may be. Optional forms of payment include a single life annuity (which is an unreduced monthly pension for the rest of the employee's life), a Joint & Survivor Annuity (which is a reduced monthly pension during the employee's lifetime with payments, depending on the employee's election, of 50%, 75%, or 100% of the monthly pension continuing to the employee's spouse for the rest of the spouse's life), a guaranteed certain benefit option (which is a reduced monthly pension with payments guaranteed for 10 years and if the employee dies before the end of this period, his beneficiary will receive the payments through the end of this period) or a lump-sum (a one-time only lump sum payment, based on the present value of the monthly benefits that would have been expected to be paid for the retiree's lifetime — no survivor benefits are payable under this option).

        The Supplemental Pension Plan benefit payable to the employee is the difference between the monthly amount of our Pension Plan benefit to which the employee would have been entitled if such benefit were computed without giving effect to the limitations on benefits imposed by application of Sections 415 and 401(a)(17) of the Internal Revenue Code, and the monthly amount actually payable to the employee under our Pension Plan at the applicable point in time. The benefit amount is computed as of the employee's date of termination with the Company in the form of a straight life annuity payable over the employee's lifetime (calculated in the same manner as the Pension Plan) assuming payment was to commence at the employee's normal retirement date. The employee will be paid in the form of a lump sum payment or an annual installment payable over a period of two to 10 years as designated by the employee. The employee's form of payment election under the Pension Plan will not affect the payment form under the Supplemental Pension Plan. Payment under the Supplemental Pension Plan will commence within 30 days of the later of the first business day of the seventh month following the employee's separation from service or the age (between age 55 and 65) specified on the employee's election form. However, in the event of death, payment will be paid within 30 days of the date of death.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($) (2)
John W. Lindsay	Pension Plan	29	200,050	—
	Supplemental Pension Plan	29	32,354	—
Juan Pablo Tardio	Pension Plan	15	25,563	—
	Supplemental Pension Plan	15	—	—
Robert L. Stauder	Pension Plan	32	172,163	—
	Supplemental Pension Plan	32	509	—
Jeffrey L. Flaherty	Pension Plan	20	102,636	—
	Supplemental Pension Plan	20	—	—
John R. Bell	Pension Plan	18	32,867	—
	Supplemental Pension Plan	18	—	—
Steven R. Mackey	Pension Plan	30	—	588,797
	Supplemental Pension Plan	30	—	204,477

(1)
The actuarial present value calculation for fiscal 2015 for Messrs. Lindsay, Tardio, Flaherty, Stauder and Bell, who are not retirement eligible, is based on a deferred annuity (with an assumed retirement age of 61). The lump sum factor is based on the Pension Protection Act of 2006 - 2015 Applicable Mortality Table and the following tier rates: Segment 1 — 1.68%; Segment 2 — 4.05%; and Segment 3 — 4.98%. The lump-sum assumptions are consistent with those used at September 30, 2015. The Company's pension and the assumptions are more fully described in the Company's 2015 Annual Report on Form 10-K filed with the SEC on November 25, 2015.

Messrs. Lindsay, Tardio, Flaherty, Stauder and Bell would be eligible to receive a benefit anytime after attaining age 55 upon their termination of employment. Depending on their age at termination, they would be eligible to receive either a reduced early retirement benefit or an actuarially reduced early deferred vested benefit on or after age 55.

(2)
Mr. Mackey retired from the Company on March 4, 2015. The full amount of Mr. Mackey's benefits under the Pension Plan and the Supplemental Pension Plan were distributed on or before September 30, 2015.

 NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2015

        Pursuant to our Supplemental Savings Plan, a participant can contribute between 1% and 40% of a participant's combined base salary and bonus to the Plan on a before-tax basis. If the participant has not received the full Company match of the first 5% of pay in the qualified Savings Plan, then the balance of the match will be contributed to the Supplemental Savings Plan. With the exception of one stable value fund, the investment fund selections are identical in both the qualified Savings Plan and the Supplemental Savings Plan. Unless previously distributed according to the terms of a scheduled in-service withdrawal, a participant's account will become payable at the time and in the form selected by the participant upon the earlier to occur of a participant's separation from service, a participant's disability, a change-in-control or the participant's death. A participant may select payment in the form of a single lump sum payment or annual installment payments payable over a period of two to 10 years.

        The following Nonqualified Deferred Compensation table summarizes the named executive officers' compensation for fiscal 2015 under our Supplemental Savings Plan.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) (3)
John W. Lindsay	107,601	44,812	(21,699)	122,604	1,146,837
Juan Pablo Tardio	356,791	16,595	(44,362)	—	876,771
Robert L. Stauder	47,150	14,455	(6,914)	—	411,558
Jeffrey L. Flaherty	—	—	(3,181)	—	580,250
John R. Bell	23,190	7,253	(5,612)	—	120,788
Steven R. Mackey	131,867	10,869	(24,251)	1,159,064	—

(1)
The amounts reflected as Registrant Contributions above are included in the Summary Compensation Table under "All Other Compensation." Executive Contributions reflected above are made monthly during the fiscal year and are based on the employee's elected deferral percentage rate. These contributions are based on salary and bonus. Executive Contributions are reported as salary and bonus in the Summary Compensation Table.

(2)
These amounts do not include any above-market earnings.

(3)
The fiscal year-end balance reported for the Supplemental Savings Plan includes the following amounts that were previously reported in the above Summary Compensation Table as compensation for 2013 and 2014: John W. Lindsay — $270,413; Juan Pablo Tardio — $287,444; Robert L. Stauder — $0; Jeffrey L. Flaherty — $0; John R. Bell — $0; and Steven R. Mackey — $452,603.

 POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL

        The following table shows potential pre-tax payments to our named executive officers under existing agreements in the event of a change-in-control, assuming a September 30, 2015 termination date and using the closing price ($47.26) of our common stock on September 30, 2015. Any payments due under the agreements are to be paid in a lump sum within 30 days after an executive's employment termination date. In addition, our named executive officers are also entitled to the payments reflected in the columns captioned "Stock Options" and "Restricted Stock" in the event of a change-in-control without termination of employment under the applicable long-term equity incentive plans.

Name	Salary and Bonus ($) (1)	Bonus ($) (2)	Vacation Pay ($) (3)	Continued Benefits ($) (4)	Outplacement Services ($) (5)	Stock Options ($) (6)	Restricted Stock ($) (7)	Non-qualified Plans ($) (8)	Total ($)
John W. Lindsay	5,362,280	1,319,912	26,970	319,344	5,000	—	1,518,228	1,157,596	9,709,330
Juan Pablo Tardio	2,125,206	617,603	13,692	157,712	5,000	—	565,986	870,021	4,355,220
Robert L. Stauder	1,886,300	520,000	25,225	151,503	5,000	—	1,232,872	405,831	4,226,731
Jeffrey L. Flaherty	1,798,162	480,000	12,088	82,424	5,000	—	814,621	580,250	3,772,545
John R. Bell	1,400,000	375,000	12,343	98,259	5,000	—	561,213	118,538	2,570,353
Steven R. Mackey (9)	—	—	—	—	—	—	246,886	—	246,886

(1)
For Mr. Lindsay, this amount represents a lump sum payment equal to two and one-half (2 1/2) times the sum of (a) base salary in effect at the time of termination and (b) an annual bonus, derived by taking the average of the annual bonus paid during the preceding two years (or, if higher, the bonus paid for the last full fiscal year prior to the date of termination). The computation for the other named executive officers is the same except that the multiplier in the preceding formula is two (2) times.

(2)
This amount represents an annual bonus for the fiscal year-end which coincides with the termination date of September 30, 2015. This annual bonus amount is calculated in the manner contemplated in footnote 1 above.

(3)
This column reflects accrued vacation pay not yet paid by us as of September 30, 2015.

(4)
This amount represents the value of 24 months of benefit continuation following the termination of employment. Benefits included are: 18 months of Company medical COBRA, and private medical, dental and vision insurance for 6 months following COBRA; basic and supplemental life insurance; long-term disability insurance; Savings Plan match; and Supplemental Savings Plan match by us.

(5)
This amount represents payment for outplacement counseling services if utilized by the named executive officer.

(6)
This column represents the potential value of unvested stock options that would vest. The value in the column is derived by multiplying the number of shares underlying the options that vested by the difference between $47.26, the market price of our common stock at September 30, 2015, and the exercise price of each option that vested. At September 30, 2015, the exercise price of all unvested options was higher than the noted closing price of $47.26.

(7)
This column represents the value of unvested restricted stock awards that would vest. The value on September 30, 2015, is shown at $47.26 per share, the closing price of our common stock on that date.

(8)
Except as noted in this footnote, this column reflects the value of, and payout under, the Supplemental Savings Plan and Supplemental Pension Plan. Both the Supplemental Savings Plan and Supplemental Pension Plan are payable upon termination of employment. Only the Supplemental Savings Plan is payable upon a change-in-control (with or without termination). The amounts reported for Messrs. Tardio, Flaherty and Bell are solely attributable to the Supplemental Savings Plan. The amounts reported for Messrs. Lindsay and Stauder include both the Supplemental Savings Plan and Supplemental Pension Plan.

(9)
Mr. Mackey retired from the Company on March 4, 2015. Consequently, the first five columns of this table are not applicable to Mr. Mackey because of the assumed employment termination date of September 30, 2015 and his change of control agreement is no longer applicable. Additionally, as to the Non-Qualified Plans column of the table, the full amount of Mr. Mackey's benefit under both the Supplemental Savings Plan and Supplemental Pension Plan were distributed on or before September 30, 2015. As such, that column is not applicable.

 DIRECTOR COMPENSATION IN FISCAL 2015

        Mr. Helmerich, as Chairman of the Board, receives a quarterly retainer of $30,000. Each non-employee Director receives a quarterly retainer of $20,000. The Audit Committee chair receives a quarterly retainer of $3,750. The Human Resources Committee and Nominating and Corporate Governance Committee chairs each receive a quarterly retainer of $2,500. In addition, each member of the Audit Committee receives a quarterly retainer of $1,250. In addition to quarterly retainers, each non-employee Director (other than the Chairman of the Board) received in fiscal 2015 an option to purchase shares of our common stock pursuant to the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan which had a value of approximately $155,000 on the date of grant. The Chairman of the Board received in fiscal 2015 options to purchase shares of our common stock with an approximate value of $232,500. All non-employee Directors are reimbursed for expenses incurred in connection with the attending of Board or Committee meetings. Employee Directors do not receive compensation for serving on the Board.

        The Directors may participate in our Director Deferred Compensation Plan ("Plan"). Each Director participating in the Plan may defer into a separate account maintained by us, all or a portion of such Director's cash compensation paid by us for services as a Director. A Director may select between two deemed investment alternatives, being an interest investment alternative and a stock unit investment alternative. The interest investment alternative provides for the payment of interest on deferred amounts in the Director's account at a rate equal to prime plus one percent. Under the stock unit investment alternative, we credit the Director's account with a number of stock units determined by dividing the Director's deferred compensation amount by the fair market value of a share of our common stock on the compensation deferral date. The Director's account is also credited with any dividends that would have been paid by us had the Director held actual shares of our common stock. The account balance attributable to the stock unit investment alternative may increase or decrease depending upon fluctuations in the value of our common stock and the distribution of dividends. The stock units credited to a Director's account are used solely as a device for the determination of the amount of cash payment to be distributed to the Director under the Plan. No Director is entitled to a distribution of actual shares of our common stock or to any other stockholder rights with respect to the stock units credited under the Plan. Except for emergency withdrawals and a change-in-control event (as defined in the Plan), the deferred cash amounts in a Director's account are not paid until he or she ceases to be a Director. The Plan does not create a trust and the participating Directors would be general unsecured creditors of the Company. Since employee Directors do not receive compensation for serving on the Board, only non-employee Directors are able to participate in the Plan. The Plan is interpreted and administered by the Human Resources Committee of the Board.

 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation ($)	Total ($)
William L. Armstrong	90,000	—	128,678	—	—	—	218,678
Randy A. Foutch	85,000	—	128,678	—	—	—	213,678
Hans Helmerich (1)	120,000	—	193,025	—	—	519,700	832,725
Paula Marshall	80,000	—	128,678	—	—	—	208,678
Thomas A. Petrie	80,000	—	128,678	—	—	—	208,678
Donald F. Robillard, Jr.	100,000	—	128,678	—	—	—	228,678
Hon. Francis Rooney	85,000	—	128,678	—	—	—	213,678
Edward B. Rust, Jr.	85,000	—	128,678	—	2,359	—	213,678
John D. Zeglis	90,000	—	128,678	—	—	—	218,678

(1)
As noted above under Corporate Governance — Board Leadership Structure, Mr. Helmerich agreed to provide consulting services to the Company for a three-year period (March 5, 2014 to February 28, 2017). The amount reflected in the column above captioned "All Other Compensation" discloses (i) consulting fees earned by Mr. Helmerich during fiscal 2015 in the amount of $441,666, (ii) $75,227 for personal use of our aircraft, and $2,807 in club memberships. The value shown for personal use of our aircraft is the incremental cost to us of such use, which is calculated based on the variable operating costs to us per nautical mile of operation, which include fuel costs, repairs, meals, professional services, travel expenses and licenses and fees. Fixed costs that do not change based on usage, such as the cost of aircraft, pilot salaries, insurance, rent, and other costs, were not included. The amount reported includes deadhead flights and is reduced by any reimbursements to us. The amount reported for Mr. Helmerich is attributable primarily to flights in connection with attending board meetings of publicly held companies. Flights for Mr. Helmerich comply with the Company's aircraft use policy described on page 29 of the CD&A.

(2)
Cash retainers and committee chair fees are paid quarterly in March, June, September, and December.

(3)
The amounts included in this column represent the aggregate grant date fair value of option awards determined pursuant to FASB ASC Topic 718. We use a Black-Scholes valuation formula to estimate the fair value of options for amortization to compensation expense as well as to calculate the number of shares to be awarded in connection with stock option grants to Directors. However, the two formulas utilize different inputs, such as a single closing price of our stock on the grant date (for accounting expense) and a ten day closing price average (for computing awards). Therefore, the value in the table is different than the intended award value discussed in the narrative preceding the table. Further, because the amounts in the table reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by our directors. For additional information, including valuation assumptions with respect to the grants, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2015, included in the 2015 Annual Report on Form 10-K filed with the SEC on November 25, 2015.

The following table provides information on the outstanding equity awards at September 30, 2015 for non-employee Directors. This table includes unexercised option awards reflected in each row below on an award-by-award basis. All options vested on the date of grant and expire ten years following the grant date. For additional information about the option awards, see the description of such awards in the CD&A on page 27. Also, note that while not reflected in the table below, at September 30, 2015 Mr. Helmerich held 3,731 restricted shares that vested in December of 2015, and 2,009 restricted shares that vest in December of 2016. The Directors in the table below do not otherwise hold any restricted stock.

 OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William L. Armstrong	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
	12/7/2010	1,902	—	47.935	12/7/2020
	12/6/2011	2,980	—	59.76	12/6/2021
	12/4/2012	4,078	—	54.18	12/4/2022
	12/3/2013	5,086	—	79.67	12/3/2023
	12/2/2014	7,851	—	68.83	12/2/2024
Randy A. Foutch	12/4/2007	3,446	—	35.105	12/4/2017
	12/1/2009	2,349	—	38.015	12/1/2019
	12/7/2010	1,902	—	47.935	12/7/2020
	12/6/2011	2,980	—	59.76	12/6/2021
	12/4/2012	4,078	—	54.18	12/4/2022
	12/3/2013	5,086	—	79.67	12/3/2023
	12/2/2014	7,851	—	68.83	12/2/2024
Hans Helmerich	12/5/2005	90,000	—	30.2375	12/5/2015
	12/5/2006	120,000	—	26.895	12/5/2016
	12/4/2007	110,000	—	35.105	12/4/2017
	12/2/2008	120,000	—	21.065	12/2/2018
	12/1/2009	80,000	—	38.015	12/1/2019
	12/7/2010	40,000	—	47.935	12/7/2020
	12/6/2011	46,500	15,500	59.76	12/6/2021
	12/4/2012	41,500	41,500	54.18	12/4/2022
	12/2/2014	11,777	—	68.83	12/2/2024
Paula Marshall	12/5/2005	2,290	—	30.2375	12/5/2015
	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
	12/7/2010	1,902	—	47.935	12/7/2020
	12/6/2011	2,980	—	59.76	12/6/2021
	12/4/2012	4,078	—	54.18	12/4/2022
	12/3/2013	5,086	—	79.67	12/3/2023
	12/2/2014	7,851	—	68.83	12/2/2024
Thomas A Petrie	6/6/2012	1,208	—	47.29	6/6/2022
	12/4/2012	4,078	—	54.18	12/4/2022
	12/3/2013	5,086	—	79.67	12/3/2023
	12/2/2014	7,851	—	68.83	12/2/2024
Donald F. Robillard, Jr.	6/6/2012	1,812	—	47.29	6/6/2022
	12/4/2012	4,078	—	54.18	12/4/2022
	12/3/2013	5,086	—	79.67	12/3/2023
	12/2/2014	7,851	—	68.83	12/2/2024
Hon. Francis Rooney	12/6/2011	2,980	—	59.76	12/6/2021
	12/4/2012	4,078	—	54.18	12/4/2022
	12/3/2013	5,086	—	79.67	12/3/2023
	12/2/2014	7,851	—	68.83	12/2/2024

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Edward B. Rust, Jr.	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
	12/7/2010	1,902	—	47.935	12/7/2020
	12/6/2011	2,980	—	59.76	12/6/2021
	12/4/2012	4,078	—	54.18	12/4/2022
	12/3/2013	5,086	—	79.67	12/3/2023
	12/2/2014	7,851	—	68.83	12/2/2024
John D. Zeglis	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
	12/7/2010	1,902	—	47.935	12/7/2020
	12/6/2011	2,980	—	59.76	12/6/2021
	12/4/2012	4,078	—	54.18	12/4/2022
	12/3/2013	5,086	—	79.67	12/3/2023
	12/2/2014	7,851	—	68.83	12/2/2024
(4)
The reported amount is the above-market portion of interest earned pursuant to the interest investment alternative under the Director Deferred Compensation Plan.

Summary of All Existing Equity Compensation Plans

        The following chart sets forth information concerning our equity compensation plans as of September 30, 2015.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,775,522	$48.5129	2,514,650	(3)
Equity compensation plans not approved by security holders (2)	—	—	—
Total	2,775,522	$48.5129	2,514,650

(1)
Includes the 2000 Stock Incentive Plan, the 2005 Long-Term Incentive Plan, and the 2010 Long-Term Incentive Plan of the Company.

(2)
We do not maintain any equity compensation plans that have not been approved by the stockholders.

(3)
Of the 2,514,650 shares that remain available for issuance under our 2010 Long-Term Incentive Plan, up to 976,634 shares may be awarded as restricted stock or stock appreciation rights as contemplated under the plan.

 PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has appointed the firm of Ernst & Young LLP as the independent registered public accounting firm ("independent auditors") to audit our financial statements for fiscal year 2016. A proposal will be presented at the Annual Meeting asking the stockholders to ratify this appointment. The firm of Ernst & Young LLP has served us in this capacity for many years. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions. In the event the stockholders do not ratify the appointment of Ernst & Young LLP as the independent auditors to audit our financial statements for fiscal year 2016, the Audit Committee will consider the voting results and evaluate whether to select a different independent auditor.

        Although ratification is not required by Delaware law, our articles or our by-laws, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee may select different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2016.

Audit Fees

        The following table sets forth the aggregate fees and costs paid to Ernst & Young LLP during the last two fiscal years for professional services rendered to us:

	Years Ended September 30,
	2015	2014
Audit Fees (1)	$1,771,518	$1,515,389
Audit-Related Fees (2)	71,823	108,549
Tax Fees (3)	414,487	678,498

Total	$2,257,828	$2,302,436

(1)
Includes fees for services related to the annual audit of the consolidated financial statements for the years ended September 30, 2015 and 2014 and the reviews of the financial statements included in our Form 10-Q reports, required domestic and international statutory audits and attestation reports, the auditor's report for internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and fees related to comfort letters and consents pertaining to debt issuance.

(2)
Includes fees for the audits of our Employee Retirement Plan, 401(k)/Thrift Plan, Employee Benefit Program, Maintenance Costs of Common Area Facilities for a wholly-owned subsidiary, and internal controls review related to enterprise resource planning (ERP) implementation.

(3)
Includes fees for services rendered for tax compliance, tax advice, and tax planning, including expatriate tax services and transfer pricing studies.

        The Audit Committee reviews and pre-approves audit and non-audit services performed by our independent registered public accounting firm as well as the fee charged for such services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of service, and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority for such services to one or more of its members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. For fiscal 2014 and 2015, all of the audit and non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with the Audit Committee Charter. In its review of all non-audit service fees, the Audit Committee considers among other things, the possible effect of such services on the auditor's independence.

Audit Committee Report

        The Audit Committee of the Board of Directors is composed of four Directors and operates under a written charter adopted by the Board of Directors. All members of the Audit Committee meet the independence standards set forth in our Corporate Governance Guidelines as well as the listing standards of the NYSE and the applicable rules of the SEC. Two members of the Audit Committee meet the "audit committee financial expert" requirements under applicable SEC rules. The Audit Committee charter is available on our website at www.hpinc.com under the "Governance" section. The Audit Committee reviews the adequacy of and compliance with such charter annually.

        Our management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"), establishing and maintaining internal controls over financial reporting and evaluating the effectiveness of such internal controls over financial reporting. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB"), and for expressing an opinion on the conformity of the financial statements with GAAP. Our independent registered public accounting firm is also responsible for auditing our internal controls over financial reporting in accordance with such standards and for expressing an opinion on our internal controls over financial reporting.

        The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of our financial reporting process and the audits of our consolidated financial statements and our internal controls over financial reporting. In this regard, the Audit Committee meets periodically with management, our internal auditor and our independent registered public accounting firm. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. As part of fulfilling this responsibility, the Audit Committee engages in an annual evaluation of, among other things, our independent registered public accounting firm's qualifications, competence, integrity, expertise, performance, independence and communications with the Audit Committee, and whether our independent registered public accounting firm should be retained for the upcoming year's audit. The Audit Committee discusses with the Company's internal auditor and our independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the Company's internal auditor and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviews significant audit findings together with management's responses thereto. The Audit Committee performs other activities throughout the year, in accordance with the responsibilities of the Audit Committee specified in the Audit Committee charter.

        In its oversight role, the Audit Committee reviewed and discussed our audited consolidated financial statements and our internal controls over financial reporting with management and with Ernst & Young LLP ("E&Y"), our independent registered public accounting firm for fiscal 2015. Management and E&Y indicated that our consolidated financial statements as of and for the year ended September 30, 2015 were fairly stated in accordance with GAAP and that our internal controls over financial reporting were effective as of September 30, 2015. The Audit Committee discussed with E&Y and management the significant accounting policies used and significant estimates made by management in the preparation of our audited consolidated financial statements, and the overall quality, not just the acceptability, of our consolidated financial statements and management's financial reporting process. The Audit Committee and E&Y also discussed any issues deemed significant by E&Y or the Audit Committee, including the matters required to be discussed pursuant to Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB, the rules of the SEC and other applicable regulations.

        E&Y has provided to the Audit Committee written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the Audit Committee discussed with E&Y the firm's independence. The Audit Committee also concluded that E&Y's provision of other permitted non-audit services to us and our related entities is compatible with E&Y's independence.

        Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2015, filed with the SEC.

Submitted by the Audit Committee
Donald F. Robillard, Jr., Chairman Edward B. Rust, Jr. Randy A. Foutch Hon. Francis Rooney

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is requesting stockholder approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this proxy statement. The Human Resources Committee of the Board has overseen the development of a compensation program that is described more fully in the Executive Compensation Discussion and Analysis section of this proxy statement, including the related compensation tables and narrative. Our compensation program is designed to attract and retain qualified executives who are critical to the successful implementation of our strategic business plan. Further, we believe that our compensation program promotes a performance-based culture and aligns the interests of executives with those of stockholders by linking a substantial portion of compensation to the Company's performance. It balances short-term and long-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for our stockholders over the long-term. The Company believes that its compensation program is appropriate and has served to accomplish the goals mentioned above. In deciding how to vote on this proposal, the Board urges you to consider the Executive Compensation Discussion and Analysis beginning on page 21 of this proxy statement.

        For the reasons discussed, the Board recommends a vote in favor of the following resolution:

        "Resolved, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in the proxy statement)."

        As an advisory vote, this proposal is not binding on the Company. However, the Human Resources Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

        Applicable SEC rules also require that, at least once every six years, stockholders be given the opportunity to vote on an advisory basis regarding the frequency (i.e., annually, every two years or every three years) of future stockholder advisory votes on the compensation of our named executive officers. At our 2011 Annual Meeting of Stockholders, stockholders indicated a preference for holding "say-on-pay" advisory votes on an annual basis. Thus, the advisory vote in this Proposal 3 reflects the approved annual frequency and we expect to conduct the next advisory vote at the Company's 2017 Annual Meeting of Stockholders. Our next advisory vote on the frequency of future say-on-pay votes will occur no later than the 2017 Annual Meeting of Stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

APPROVAL OF HELMERICH & PAYNE, INC. 2016 OMNIBUS INCENTIVE PLAN

Introduction

        On December 1, 2015, the Board adopted the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan (called the "Plan" in this Proposal). The adoption of the Plan is subject to stockholder approval and the Plan will not become effective if such approval is not received.

        The Plan provides for both cash-based and equity-based incentive awards. The purpose of the Plan is to create incentives designed to motivate our non-employee directors and selected employees to significantly contribute toward the growth and profitability of the Company. The awards made available under the Plan will enable the Company to attract and retain experienced individuals who, by their positions, abilities and diligence, are able to make important contributions to the Company's success.

Why Submit the Plan to a Vote of Our Stockholders?

        The Company is submitting the Plan to a vote of the stockholders in order to comply with New York Stock Exchange rules and to allow us to deduct for federal income tax purposes the "performance-based compensation" that is paid under the Plan, as permitted by Section 162(m) of the Internal Revenue Code of 1986, as amended (called the "Code" in this Proposal). Stockholder approval will also allow us to grant incentive stock options within the meaning of Section 422 of the Code (called "ISOs" in this Proposal) under the Plan.

Certain Plan Highlights

        Some highlights of the Plan include the following:

  •
  Number of Shares.  The maximum number of shares of Company common stock available for issuance under the Plan is 6,600,000, provided that "full value" awards (i.e., awards other than stock options and stock appreciation rights (called a "SAR" in this Proposal)) will count as 2.0 shares for each share made available under the award. If the Plan is approved by stockholders, no further awards will be made after approval under the Company's existing equity incentive compensation plan, the 2010 Long-Term Incentive Plan (called the "2010 Plan" in this Proposal).

  •
  Prohibition Against Liberal Share Recycling.  The Plan prohibits the regranting of shares exchanged or withheld as payment in connection with any option or SAR or exchanged by a participant or withheld to satisfy tax withholding obligations related to any award, and the full number of shares subject to an SAR shall be counted against the Plan reserve even if only the net amount of shares are issued.

  •
  Minimum Vesting Requirement.  The Plan provides that all but 5% of the awards granted under it will provide for a vesting period or performance period of at least one year following the date of grant.

  •
  Prohibition Against Repricing.  The Plan provides that the Board may not reprice or cancel and regrant any award at a lower exercise, base or purchase price, or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards, without the approval of the Company's stockholders.

  •
  No Single-Trigger Change in Control Vesting.  The Plan provides that outstanding awards will not vest upon the occurrence of a change in control and will instead vest only upon a qualifying termination of employment (i.e., a termination by the Company without "cause" or by the participant for "good reason") within twenty-four (24) months of a change in control, unless the Company determines otherwise under the circumstances.

  •
  Subject to Clawback.  Awards under the Plan will be subject to applicable Company clawback policies.

Rationale for Adoption of the Plan

        The Plan is intended to promote the interests of the Company and its stockholders by providing non-employee directors and a broad-based group of employees with incentives to encourage them to enter into and continue in the service or employ of the Company and to acquire a proprietary interest in the long-term success of Company, thereby aligning their interests with those of Company's stockholders. Grants of cash-based and equity-based incentive awards to our employees and directors are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to the Company, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company.

        The adoption of the Plan is intended to permit the grant of awards that qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, which generally limits the annual deduction that we may take for compensation of our covered officers — our Chief Executive Officer and our three other most highly compensated executive officers (other than our Chief Financial Officer) who are serving at the end of the year. Under Section 162(m) of the Code, certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. Among these requirements is a requirement that the material terms pursuant to which the performance-based compensation is to be paid be disclosed to and approved by our stockholders. Accordingly, if the Plan is approved by our stockholders and the other conditions of Section 162(m) of the Code relating to performance-based compensation are satisfied, qualified performance-based compensation paid to our covered officers pursuant to the Plan will not fail to be deductible due to the operation of Section 162(m) of the Code.

Current Awards Outstanding

        Prior to stockholder approval of the Plan, the 2010 Plan is the only plan under which stock-based awards may be granted. Set forth below is information regarding shares currently outstanding under the 2010 Plan and prior plans. The Company made its annual award grant to employees and non-employee directors in the first week of December 2015 and those awards are included in the data below.

        Selected Data as of December 31, 2015:

Stock options outstanding	3,530,799
Weighted average exercise price	$51.5086
Weighted average remaining contractual life of stock options	6.413 years
Restricted shares outstanding (unvested)	702,783
Shares remaining for grant under the 2010 Plan (1)(2)	1,056,807

(1)
Under the 2010 Plan, stock-based awards are granted from a pool of available shares, with stock options counting as 1 share and restricted shares (full value awards) counting as 2 shares.

(2)
As noted elsewhere herein, any remaining shares under the 2010 Plan will not be available for grant if the Plan is approved by stockholders at the Company's annual meeting of stockholders on March 2, 2016.

Historical Annual Share Usage

        While equity-based awards are an important part of our long-term incentive compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards.

        Overhang.    As of December 31, 2015, we had approximately 5,290,389 common shares subject to outstanding awards (under the 2010 Plan and prior plans) or available for future awards under the 2010 Plan, which represented approximately 4.88% of our fully diluted common shares outstanding, such percentage referred to as overhang percentage. The 5,543,193 additional common shares proposed to be included in the Plan reserve would increase the overhang percentage by an additional 5.11% to approximately 9.99%.

        Share Usage.    The annual share usage under the 2010 Plan for our last three fiscal years was as follows:

		Fiscal Year [2015]	Fiscal Year [2014]	Fiscal Year [2013]	Average
A	Total Shares Granted During Fiscal Year (1)	970,085	722,188	978,824	890,366
B	Basic Weighted Average Common Shares Outstanding	107,753,939	107,800,326	106,285,806	107,280,024
C	Burn Rate (A / B)	0.90%	0.67%	0.92%	0.83%

(1)
Total shares granted in each fiscal year reflected in the table above include stock options (counting as 1 share) and restricted shares (counting as 2 shares).

Description of Plan

        The following is a summary of the material features of the Plan. This summary is qualified in its entirety by the full text of the Plan, a copy of which is included as Appendix "A" to this proxy statement.

        Types of Awards.    The Plan provides for the issuance of options (including both ISOs and nonqualified options (called "NQSOs" in this Proposal), which are options that do not qualify as ISOs), SARs, restricted shares, restricted share units (called "RSUs" in this Proposal), share bonuses, other share-based awards and cash awards to our employees and directors.

        Shares Available; Certain Limitations.    The maximum number of common shares reserved and available for issuance under the Plan will be equal to 6,600,000 common shares, provided that any shares granted as restricted shares, RSUs, a share bonus or other share-based award will be counted as 2.0 shares for this purpose. If the Plan is approved by stockholders, no further awards will be made after approval under the 2010 Plan. Shares issued under the Plan may, in whole or in part, be authorized but unissued shares or shares held in treasury that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. All of the shares available for issuance under the Plan may be made subject to ISOs. No fractional shares will be issued or delivered pursuant to the Plan. The plan administrator will determine whether cash, other awards, or other property will be issued or paid in lieu of fractional shares or whether fractional shares or any rights thereto will be forfeited or otherwise eliminated.

        The Plan provides for the following limits on grants: (i) no individual will be granted awards under the Plan covering more than 500,000 common shares in the aggregate during any calendar year and (ii) no individual will be granted cash awards under the Plan payable in the aggregate in excess of $5,000,000 during any calendar year. Notwithstanding the foregoing sentence, no individual who is a non-employee director will be granted awards covering more than 100,000 common shares in the aggregate during any calendar year, provided that in any event the grant date fair value of awards granted to any non-employee director shall not exceed $500,000 in the aggregate during any calendar year.

        Common shares that are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of common shares to the participant will again be available for an award under the Plan. However, common shares that are exchanged by a participant or withheld as payment in connection with any option or SAR, as well as any common shares exchanged by a participant or withheld to satisfy tax withholding obligations related to any award, will not be available for subsequent awards under the Plan, and notwithstanding that a SAR is settled by the delivery of a net number of shares, the full number of shares underlying such SAR shall not be available for subsequent awards under the Plan. If an award is denominated in shares, but settled in cash, the number of common shares previously subject to the award will again be available for grants under the Plan. If an award can be settled only in cash, it will not be counted against the total number of common shares available for grant under the Plan.

        Administration.    The Plan will be administered by the Board, or if the Board does not administer the Plan, a committee of the Board that complies with the applicable requirements of Section 162(m) of the Code, Section 16 of the Securities Exchange Act of 1934, as amended, and any other applicable legal or stock exchange listing requirements (the Board or such committee being sometimes referred to as the plan administrator). The plan administrator may interpret the Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Plan.

        Without limiting the foregoing paragraph, the plan administrator will have the authority to (i) select those individuals who will receive awards under the Plan, (ii) determine whether and to what extent awards will be granted to participants, (iii) determine the number of shares to be covered by each award granted under the Plan, (iv) determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted under the Plan, and (v) to construe and interpret the terms and provisions of the Plan and any award issued under the Plan (and any award agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

        To the extent permitted by applicable law, the Board may, by resolution, authorize one or more executive officers of the Company to do one or both of the following on the same basis as (and as if the executive officer for such purposes were) the plan administrator: (i) designate individuals to receive awards and (ii) determine the size of any such awards. However, the Board may not delegate such responsibilities to any executive officer for awards granted to any individual who is an executive officer, a non-employee director or a more than 10% beneficial owner of any class of the Company's equity securities, and the resolution providing for such authorization must set forth the total number of common shares the executive officer may grant during any period, provided that no such authorization shall authorize grants of awards during any calendar year covering shares in excess of 5,000 shares for any individual or 25,000 shares in the aggregate. The executive officer must report periodically to the Board (or applicable committee thereof) regarding the nature and scope of the awards granted pursuant to the authority delegated.

        All decisions made by the plan administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the participants.

        Minimum Vesting Period.    Each award granted under the Plan will be subject to a vesting period or performance period, as applicable, of at least one year following the date of grant. Notwithstanding the foregoing sentence, awards representing a maximum of five percent (5%) of the common shares initially reserved for issuance under the Plan may be granted without any such minimum vesting condition. Notwithstanding any provision of the Plan to the contrary, the plan administrator may accelerate the vesting of or waive restrictions on awards in whole or in part in the case of a participant's death, retirement (termination of employment following age fifty-five (55) with at least fifteen (15) years of service) or disability or upon the occurrence of a change in control.

        Restricted Shares and RSUs.    Restricted shares and RSUs may be granted under the Plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of restricted shares and RSUs. If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. The rights of restricted share and RSU holders upon a termination of employment or service will be set forth in individual award agreements.

        Unless otherwise provided in an applicable award agreement, participants with restricted shares will generally have all of the rights of a stockholder during the restricted period, including the right to vote and receive dividends declared with respect to such shares. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but may be credited with dividend equivalent rights if the applicable individual award agreement so provides.

        Options.    We may issue options under the Plan. The exercise price of all options granted under the Plan will be determined by the plan administrator, but in no event may the exercise price be less than 100% of the fair market value of the related common shares on the date of grant. The fair market value of a share as of any date is generally the closing sale price reported on such date (or if such date is not a trading day, on the last preceding trading date). The maximum term of any option granted under the Plan will be determined by the plan administrator, but may not exceed ten years. Each option will vest and become exercisable (including in the event of the optionee's termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual award agreement.

        Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole shares to be purchased, accompanied by payment in full of the aggregate exercise price of the shares so purchased in cash or its equivalent, as determined by the plan administrator. As determined by the plan administrator, in its sole discretion, with respect to any option or category of options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the plan administrator (including the withholding of shares otherwise issuable upon exercise), (ii) in the form of unrestricted shares already owned by the participant which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is exercised, (iii) any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) any combination of the foregoing.

        Share Appreciation Rights.    SARs may be granted under the Plan either alone or in conjunction with all or part of any option granted under the Plan. A free-standing SAR granted under the Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a common share over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a common share over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related common shares on the date of grant. The maximum term of SARs granted under the Plan will be determined by the plan administrator, but may not exceed ten years. The plan administrator may determine to settle the exercise of a SAR in common shares, cash, or any combination thereof.

        Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder's termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual award agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

        Other Share-Based Awards.    Other share-based awards, valued in whole or in part by reference to, or otherwise based on, common shares (including dividend equivalents) may be granted under the Plan. The plan administrator will determine the terms and conditions of such other share-based awards, including the number of common shares to be granted pursuant to such other share-based awards, the manner in which such other share-based awards will be settled (e.g., in common shares, cash or other property), and the conditions to the vesting and payment of such other share-based awards (including the achievement of performance objectives).

        Share Bonuses and Cash Awards.    Bonuses payable in fully vested common shares and awards that are payable solely in cash may also be granted under the Plan.

        Performance Goals.    The vesting of awards that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code will be based upon one or more of the following business criteria: (i) average dayrates; (ii) cash flow; (iii) debt to cash flow; (iv) debt to EBITDA; (v) debt to equity ratio; (vi) dividend growth; (vii) dividend maintenance; (viii) earnings (net income, earnings before interest, taxes, depreciation and amortization, earnings per share); (ix) EBITDA; (x) EBITDA to interest; (xi) general and administrative expenses; (xii) net income; (xiii) operating income; (xiv) pre-tax income; (xv) profit returns/margins; (xvi) relative stock price performance; (xvii) return on assets; (xviii) return on equity; (xix) return on invested capital; (xx) revenues; (xxi) rig margin; (xxii) rig revenue; (xxiii) safety; (xxiv) stock price appreciation; (xxv) total stockholder return; (xxvi) utilization; and (xxvii) any combination of, or a specified increase in, any of the foregoing.

        The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to us or any of our affiliates, or one of our divisions or strategic business units or a division or strategic business unit of any of our affiliates, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. The business criteria may be determined in accordance with generally accepted accounting principles (to the extent determined by the plan administrator to be desirable) and achievement of the criteria will require certification by the plan administrator. To the extent permitted by Section 162(m) of the Code, the plan administrator will have the authority to make equitable adjustments to the business criteria in recognition of unusual or non-recurring events affecting us or any of our affiliates or our financial statements or the financial statements of any of our affiliates, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

        Award Treatment Upon Termination.    Unless otherwise provided in an applicable award agreement: (i) if a participant's employment with the Company, a subsidiary or an affiliate terminates as a result of death, disability, or retirement, the participant (or personal representative in the case of death) will be entitled to exercise all or any part of any (A) vested ISO for a period of up to three months from such date of termination (one year in the case of death or disability in lieu of the three-month period), or (ii) a SAR or vested NQSO during the remaining term; (ii) if a participant's employment terminates for any other reason, the participant will, except where an award is subject to a clawback or recoupment provision of applicable law or an award agreement, be entitled to exercise all or any part of any vested option or SAR for a period of up to three months from the date of termination. In no event will any option or SAR be exercisable past the term established in the award agreement. Any vested option or SAR which is not exercised before the earlier of (i) the period described in the foregoing provisions of this paragraph or other applicable date provided in the award agreement or (ii) its term shall expire. Unless otherwise accelerated or where an award agreement or the plan administrator provides for continued vesting after termination of employment, all unvested awards will be forfeited upon termination of employment.

        Equitable Adjustments.    In the event of a merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), share split, reverse share split, subdivision or consolidation, combination or exchange of shares, or other change in corporate structure affecting the common shares, an equitable substitution or proportionate adjustment will be made, at the sole discretion of the plan administrator, in (i) the aggregate number of common shares reserved for issuance under the Plan and the maximum number of common shares or cash that may be subject to awards granted to any participant in any calendar year, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the Plan, and (iii) the kind, number and purchase price of common shares, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs, share bonuses and other share-based awards granted under the Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator, in its sole discretion, may terminate any outstanding award in exchange for payment of cash or other property having an aggregate fair market value equal to the fair market value of the common shares, cash or other property covered by such award, reduced by the aggregate exercise price or base price of the outstanding award (if any). If, however, the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the common shares, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant.

        Change in Control and Qualifying Termination.    Unless otherwise determined by the plan administrator and evidenced in an award agreement, and subject to the ability of the plan administrator to accelerate the vesting of or waive restrictions on awards in whole or part upon a "change in control"

(as defined below), in the event that (i) a change in control occurs and (ii) a participant's employment or service is terminated by us or any of our successors or affiliates without "cause" or by the participant for "good reason" (as those terms are defined in the Plan) within twenty-four (24) months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved. If the plan administrator determines to accelerate the vesting of options and/or SARs in connection with a change in control, the plan administrator shall also have discretion in connection with such action to provide that all options and/or SARs outstanding immediately prior to such change in control shall expire on the effective date of such change in control.

        Definition of Change in Control.    For purposes of the Plan, a "change in control" will mean, in summary: (i) a person or entity becomes the beneficial owner of 20% or more of the Company's outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities; (ii) an unapproved change in the majority membership of the Board (excluding directors whose election is approved by at least the majority of the incumbent Board) and including any such individual whose assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors the Board); (iii) consummation of a reorganization, share exchange, or merger (referred to as a business combination), in each case, unless, following such business combination: (1) all or substantially all of the individuals who were the beneficial owners, respectively, of outstanding shares of common stock and outstanding voting securities immediately prior to a business combination will beneficially own, directly or indirectly, more than 70% of the then outstanding shares of common stock and the combined voting power of then outstanding voting securities of the corporation resulting from such business combination in substantially the same proportions as their ownership prior to such business combination, (2) no person beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock or combined voting power of the corporation resulting from the business combination (except to the extent that such ownership existed prior to the Business Combination), and (3) at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the incumbent Board at the time of the execution of the initial agreement, or action of the Board providing for such business combination, or were elected, appointed or nominated by the Board; (iv) stockholder approval of a complete liquidation or dissolution of the Company or the consummation of the sale or disposition of substantially all of the Company's assets, other than to a corporation, with respect to which following such sale or other disposition: (A) more than 70% of the then outstanding shares of common stock and the combined voting power of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company's outstanding shares of common stock or voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership immediately prior to such sale or disposition, (B) less than 20% of the then outstanding shares of common stock and the combined voting power of such corporation will be beneficially owned, directly or indirectly, by any person or entity, except to the extent that such person, owned 20% or more of Company's outstanding shares of common stock or voting securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the incumbent Board at the time of the execution of the initial agreement, or action of the Board providing for such sale or other disposition of assets, or were elected, appointed or nominated by the Board. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which stockholders of the Company immediately prior thereto hold the same proportionate equity interest in the entity which owns all or substantially all of the assets of the Company immediately thereafter, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the

Code, a change in control shall be deemed to have occurred under the plan with respect to such award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

        Tax Withholding.    Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of the minimum amount of applicable taxes required by law to be withheld with respect to any award granted under the Plan (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity). The Company has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of common shares, cash or other property, as applicable, or by delivering already owned unrestricted common shares, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy our withholding obligation with respect to any award.

        Amendment and Termination.    The Plan provides the Board with authority to amend, alter or terminate the Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant's consent. The plan administrator may amend an outstanding award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant's consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.

        Unfunded Status of Plan.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a participant by the Company, nothing contained in the Plan is intended to give any the participant any rights that are greater than those of a general creditor of the Company.

        Transfer of Awards.    No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any award or any agreement or commitment to do any of the foregoing by any holder thereof will be valid, except with the prior written consent of the plan administrator, which consent may be granted or withheld in the sole discretion of the plan administrator. Any other purported transfer of an award or any economic benefit or interest therein will be null and void ab initio and will not create any obligation or liability of the Company, and any person purportedly acquiring any award or any economic benefit or interest therein transferred in violation of the plan or an award agreement will not be entitled to be recognized as a holder of any common shares or other property underlying the award. Unless otherwise determined by the plan administrator, an option may be exercised, during the lifetime of the participant holding it, only by the participant or, during any period during which the participant is under a legal disability, by the participant's guardian or legal representative.

        Duration of Plan.    The Plan will terminate on the tenth anniversary of its adoption by the Board (although awards granted before that time will remain outstanding in accordance with their terms).

        Governing Law.    The Plan and all determinations made and actions taken pursuant thereto will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

New Plan Benefits

        No awards have been granted, awarded or received under the Plan. The number and type of awards that will be granted under the Plan, or that would have been granted under the Plan in the last fiscal year, are not determinable at this time as the plan administrator will make these determinations in its sole discretion if the Plan is approved. As of December 31, 2015, the closing per-share price of a share of common stock on the New York Stock Exchange was $53.55.

U.S. Federal Income Tax Consequences

        The following is a summary of certain United States federal income tax consequences of awards under the Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. The summary discusses only federal income tax laws and does not discuss any state or local or non-U.S. tax laws that may be applicable.

        Incentive Stock Options.    In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an ISO, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) the Company will not be entitled to a deduction. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant's income for purposes of the alternative minimum tax. However, if the participant disposes of the shares acquired on exercise before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a "disqualifying disposition"), the participant generally would include in ordinary income in the year of the disqualifying disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, the Company would generally be entitled to a deduction in the same amount. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as an NQSO as discussed below.

        Nonqualified Stock Options.    In general, no taxable income is realized by a participant upon the grant of an NQSO. Rather, at the time of exercise of the NQSO, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the common shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The participant's tax basis in any common shares received upon exercise of an NQSO will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

        Share Appreciation Rights.    A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant's tax basis in any common shares received upon exercise of a SAR will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

        Restricted Shares.    A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a "substantial risk of forfeiture" (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant's tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant's holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such restricted shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant's holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

        Restricted Stock Units.    In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

        Other Awards.    With respect to other awards granted under the Plan, including share bonuses, other share-based award and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any common shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

THE COMPANY'S BOARD HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE HELMERICH & PAYNE, INC. 2016 OMNIBUS INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE HELMERICH & PAYNE, INC. 2016 OMNIBUS INCENTIVE PLAN.

2017 Annual Meeting / Stockholder Proposals

        Our annual meeting for 2017 will be held Wednesday, March 1, 2017. Any stockholder wishing to submit a proposal to the vote of the stockholders at such 2017 annual meeting must submit such proposal or proposals in writing to us at our headquarters in Tulsa, Oklahoma, Attention: Corporate Secretary, on or before September 21, 2016, in order for such proposal or proposals to be considered for inclusion in our proxy statement and accompanying proxy. For any other proposal that a stockholder wishes to have considered at our 2017 annual meeting, the Corporate Secretary must receive written notice of such proposal during the period beginning November 2, 2016, and ending December 2, 2016. Proposals which are not received in such time period will be considered untimely and the persons serving as proxies will have discretion on whether to vote on such matters at the meeting. In addition, proposals must also comply with our By-laws and the rules and regulations of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

        For the fiscal year ended September 30, 2015, all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis with the SEC, except as follows: Paula Marshall, a Director of the Company, filed one late report involving one transaction. In making this disclosure, we have relied solely upon the written representations of our Directors and executive officers, and copies of the reports they have filed with the SEC.

Executive Officers

        The names, ages, and other information for our executive officers is incorporated by reference to the section "Executive Officers of the Company" included in Part I of our Annual Report on Form 10-K for fiscal 2015 filed with the SEC on November 25, 2015.

By Order of the Board of Directors,

Jonathan M. Cinocca Corporate Secretary

Dated: January 19, 2016

 Appendix "A"

HELMERICH & PAYNE, INC.
2016 OMNIBUS INCENTIVE PLAN

Section 1. Purpose of Plan.

        The name of this Plan is the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan (the "Plan"). The purposes of the Plan are to provide an additional incentive to selected officers, employees, and non-employee directors of the Company or its Affiliates whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or any combination of the foregoing.

Section 2. Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        "Administrator" means the Board, or, if and to the extent the Board does not administer the Plan, the Committee.

        "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

        "Authorized Officer" has the meaning set forth in Section 3(c) hereof.

        "Award" means any Option, Share Appreciation Right, Restricted Shares, Restricted Share Unit, Share Bonus, Other Share-Based Award or Cash Award granted under the Plan.

        "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.

        "Base Price" has the meaning set forth in Section 8(b) hereof.

        "Beneficial Owner" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

        "Board" means the Board of Directors of the Company.

        "Business Combination" has the meaning set forth in the definition of Change in Control in Section 2.

        "Cash Award" means an Award granted pursuant to Section 12 hereof.

        "Cause" has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define "Cause," Cause means termination of employment for one of the following reasons: (i) the conviction of the employee of a felony by a federal or state court of competent jurisdiction; (ii) an act or acts of dishonesty taken by the employee and intended to result in substantial personal enrichment of the employee at the expense of the Company; or (iii) the employee's willful failure to follow a direct, reasonable and lawful written order from his supervisor, within the reasonable scope of the employee's duties, which failure is not cured within thirty (30) days, provided that no act or failure to act on the employee's part shall be deemed "willful" for this purpose unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee's action or omission was in the best interest of the Company.

        "Change in Capitalization" means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Shares, or other property), share split, reverse share split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

        "Change in Control" means an event set forth in any one of the following paragraphs shall have occurred:

          (i)    The acquisition after the Effective Date by any Person of Beneficial Ownership of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition previously approved by at least a majority of the members of the Incumbent Board (as such term is hereinafter defined), (E) any acquisition approved by at least a majority of the members of the Incumbent Board within five business days after the Company has notice of such acquisition, or (F) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2), and (3) of subsection (iii) of this definition of Change in Control; or

          (ii)   Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, appointment or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, share exchange, or merger (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination, or were elected, appointed or nominated by the Board; or

          (iv)  (1) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or, (2) consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such sale or other disposition of assets of the Company, or were elected, appointed or nominated by the Board.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (y) if all or a portion of an Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Change in Control event that is not a "change in control event" described in Treasury Regulation Section 1.409A-3(i)(5) or successor guidance, if such settlement, distribution or payment would result in additional tax under Section 409A of the Code, such Award (or the portion thereof) shall vest at the time of the Change in Control (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment, as the case may be, shall not be accelerated.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        "Committee" means the Human Resources Committee of the Board or such other committee or subcommittee the Board may appoint to administer the Plan. Unless the Board determines otherwise, the Committee shall be composed entirely of individuals who meet the qualifications of (i) an "outside director" within the meaning of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as "performance-based compensation" under Section 162(m) of the Code), (ii) a "non-employee director" within the meaning of Rule 16b-3 and (iii) any other qualifications required by the applicable stock exchange on which the Common Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in a Charter governing operation of the Committee or in the Company's by-laws, as amended from time to time, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee's members.

        "Common Shares" means the common shares, par value U.S. $0.10 per share, of the Company.

        "Company" means Helmerich & Payne, Inc., a Delaware corporation (or any successor company, except as the term "Company" is used in the definition of "Change in Control" above).

        "Covered Employee" has the meaning ascribed to the term "covered employee" set forth in Section 162(m) of the Code.

        "Disability" means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined in the sole discretion of the Administrator.

        "Effective Date" has the meaning set forth in Section 20 hereof.

        "Eligible Recipient" means an officer, employee, or non-employee director of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee or non-employee director of the Company or any Affiliate of the Company with respect to whom the Company is an "eligible issuer of service recipient stock" within the meaning of Section 409A of the Code; and provided, further, that an Eligible Recipient of an ISO means an individual who is an employee of the Company or a Subsidiary thereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Executive Officer" means an officer of the Company who is subject to the liability provisions of Section 16 of the Exchange Act.

        "Exercise Price" means, with respect to any Option, the per Share price at which a holder of such Option may purchase Common Shares issuable upon the exercise of such Option.

        "Fair Market Value" of a Common Share or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Share or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date (or if such date is not a trading day, on the last preceding date on which there was a sale of a Common Share or other security on such exchange), or (ii) if the Common Share or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for the Common Share or other security in such over-the-counter market on such day (or, if none, for the last preceding date on which there was a sale of a Common Share or other security in such market).

        "Free Standing Right" has the meaning set forth in Section 8(a) hereof.

        "Good Reason" in respect of any Change in Control has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define "Good Reason," means termination of employment for one of the following reasons: (i) the assignment to the employee of any duties inconsistent in any respect with the employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities held immediately prior to the Change in Control, or any other action by the Company (or successor or Affiliate) which results in a diminution in such position, compensation, benefits, authority, duties or responsibilities; (ii) any reduction in the employee's annual base salary or annual bonus opportunity, in each case as in effect immediately prior to the Change in Control; (iii) the employee being required to be based at any office or location that is more than 25 miles from the office or location at which the employee was based immediately prior to the Change in Control, except for periodic travel reasonably required in the performance of the employee's responsibilities; or (iv) any reduction by more than 10% in the overall level of the employee's benefits (as in effect immediately prior to the Change in Control) under the Company's (or its successors' or Affiliate's) group life insurance, medical, health, accident, disability, incentive, savings, and retirement plans including all tax qualified and nonqualified plans or programs.

        "Incumbent Board" has the meaning set forth in the definition of Change in Control in Section 2.

        "ISO" means an incentive stock option within the meaning of Section 422 of the Code.

        "Option" means an option to purchase Common Shares granted pursuant to Section 7 hereof.

        "Other Share-Based Award" means an Award granted pursuant to Section 10 hereof.

        "Outstanding Company Common Stock" has the meaning set forth in the definition of Change in Control in Section 2.

        "Outstanding Company Voting Securities" has the meaning set forth in the definition of Change in Control in Section 2.

        "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority provided for in Section 3 below, to receive grants of Awards, any permitted assigns, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

        "Performance Goals" means performance goals based on one or more of the following criteria: (i) average dayrates; (ii) cash flow; (iii) debt to cash flow; (iv) debt to EBITDA; (v) debt to equity ratio; (vi) dividend growth; (vii) dividend maintenance; (viii) earnings (net income, earnings before interest, taxes, depreciation and amortization, earnings per share); (ix) EBITDA; (x) EBITDA to interest; (xi) general and administrative expenses; (xii) net income; (xiii) operating income; (xiv) pre-tax income; (xv) profit returns/margins; (xvi) relative stock price performance; (xvii) return on assets; (xviii) return on equity; (xix) return on invested capital; (xx) revenues; (xxi) rig margin; (xxii) rig revenue; (xxiii) safety; (xxiv) stock price appreciation; (xxv) total stockholder return; (xxvi) utilization; and (xxvii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals may be determined in accordance with generally accepted accounting principles (to the extent determined by the Administrator to be desirable) and shall be subject to certification by the Administrator; provided, that, to the extent permitted by Section 162(m) of the Code to the extent applicable, the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

        "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

        "Plan" has the meaning set forth in Section 1 hereof.

        "Related Right" has the meaning set forth in Section 8(a) hereof.

        "Restricted Shares" means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.

        "Restricted Share Unit" means the right, granted pursuant to Section 9 hereof, to receive the Fair Market Value of a Common Share or, in the case of an Award denominated in cash, to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

        "Retirement" means the termination of a Participant's employment and the Participant both (i) has attained age 55 and (ii) has 15 or more continuous years of service as a full-time employee of the Company, a Subsidiary or Affiliate.

        "Rule 16b-3" has the meaning set forth in Section 3(a) hereof.

        "Shares" means Common Shares reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

        "Share Appreciation Right" means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.

        "Share Bonus" means a bonus payable in fully vested Common Shares granted pursuant to Section 11 hereof.

        "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

        "Transfer" has the meaning set forth in Section 18 hereof.

Section 3. Administration.

        (a)    The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and as determined, in the sole discretion of the Administrator, desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3").

        (b)    Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

          (1)   to select those Eligible Recipients who shall be Participants;

          (2)   to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

          (3)   to determine the number of Shares to be covered by each Award granted hereunder;

          (4)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to

  Restricted Shares or Restricted Share Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Share Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Share Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards);

          (5)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

          (6)   to determine the Fair Market Value in accordance with the terms of the Plan;

          (7)   to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant's employment for purposes of Awards granted under the Plan;

          (8)   to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

          (9)   to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan; and

          (10) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

        (c)    To the extent permitted by applicable law, the Board may, by resolution, authorize one or more Executive Officers (each, an "Authorized Officer") to do one or both of the following on the same basis as (and as if the Authorized Officer for such purposes were) the Administrator: (i) designate Eligible Recipients to receive Awards and (ii) determine the size of any such Awards; provided, however, that (1) the Board shall not delegate such responsibilities to any Executive Officer for Awards granted to an Eligible Recipient who is an Executive Officer, a non-employee director of the Company, a Covered Employee or a more than 10% Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act, and (B) the resolution providing for such authorization shall set forth the total number of Common Shares the Authorized Officer may grant during any period, provided that no such authorization shall authorize grants of Awards during any calendar year covering Common Shares in excess of 5,000 Shares for any individual or 25,000 Shares in the aggregate. The Authorized Officer(s) shall report periodically to the Board or Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

        (d)    Subject to Section 5 hereof, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company's shareholders.

        (e)    Any Award granted hereunder shall provide for a vesting period or performance period, as applicable, of at least one year following the date of grant. Notwithstanding the preceding sentence, Awards representing a maximum of five percent (5%) of the Shares initially reserved for issuance under Section 4(a) hereof may be granted hereunder without any such minimum vesting condition. Notwithstanding the provisions of this Section 3(e), the Administrator may accelerate the vesting of or waive restrictions on Awards in whole or in part in the case of a Participant's death, Retirement, Disability or upon a Change in Control.

        (f)    Unless otherwise provided in an Award Agreement: (1) if a Participant's employment with the Company, a Subsidiary or an Affiliate terminates as a result of death, Disability, or Retirement, the Participant (or personal representative in the case of death) shall be entitled to exercise all or any part of any (i) vested ISO for a period of up to three months from such date of termination (one year in the case of death or Disability in lieu of the three-month period), or (ii) a Share Appreciation Right or vested Option that is not an ISO during the remaining term; (2) if a Participant's employment terminates for any other reason, the Participant shall, except where an Award is subject to a clawback or recoupment provision of applicable law or an Award Agreement, be entitled to exercise all or any part of any vested Option or Share Appreciation Right for a period of up to three months from such date of termination. In no event shall any Option or Share Appreciation Right be exercisable past the term established in the Award Agreement. Any vested Option or Share Appreciation Right which is not exercised before the earlier of (i) the dates provided above or other applicable date provided in the Award Agreement or (ii) its term shall expire. Unless otherwise accelerated or where an Award Agreement or the Administrator provides for continued vesting after termination of employment, all unvested Awards shall be forfeited upon termination of employment.

        (g)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee (including an Authorized Officer), shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and any such officer or employee shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance; Certain Limitations.

        (a)    Subject to adjustment as provided by Section 5 hereof, the maximum number of Common Shares reserved for issuance under the Plan shall be equal to 6,600,000 Common Shares.

        (b)    Any Common Shares granted as Restricted Shares, Restricted Share Units, a Share Bonus or Other Share-Based Awards shall be counted against the Common Shares reserved pursuant to Section 4(a) hereof as 2.0 Shares for each Share granted, and any Common Shares granted as Options or Share Appreciation Rights shall be counted against the Common Shares reserved pursuant to Section 4(a) hereof as 1.0 Shares for each Share granted.

        (c)    Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided by Section 5 hereof, from and after such time, if any, as the Plan is subject to Section 162(m) of the Code

          (1)   No individual will be granted Awards covering more than 250,000 Common Shares in the aggregate during any calendar year.

          (2)   No individual will be granted Cash Awards payable in the aggregate in excess of $5,000,000 during any calendar year.

        (d)    No individual who is a non-employee director will be granted Awards covering more than 100,000 Common Shares in the aggregate during any calendar year, provided that in any event the grant date fair value of Awards granted to a non-employee director shall not exceed $500,000 in the aggregate during any calendar year.

        (e)    All of the Common Shares available for issuance under the Plan may be made subject to an Award that is an ISO.

        (f)    Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares held in treasury that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or Share Appreciation Right under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Share Appreciation Right is settled by the delivery of a net number of Common Shares, the full number of Common Shares underlying such Share Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is denominated in Common Shares, but paid or settled in cash, the number of Common Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Common Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

Section 5. Equitable Adjustments.

        (a)    In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Common Shares reserved for issuance under the Plan and the maximum number of Common Shares or cash that may be subject to Awards granted to any Participant in any calendar year, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Common Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Shares, Restricted Share Units, Share Bonuses and Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

        (b)    Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Common Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Common Shares, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant.

        (c)    With respect to ISOs, any adjustment pursuant to this Section 5 shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder. No adjustment pursuant to this Section 5 shall cause any Award which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

        (d)    The determinations made by the Administrator pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

        The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals who qualify as Eligible Recipients.

Section 7. Options.

        (a)    General.    Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. No Option granted hereunder shall be an ISO unless it is designated as such in the applicable Award Agreement.

        (b)    Exercise Price.    The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant.

        (c)    Option Term.    The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option's term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.

        (d)    Exercisability.    Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals or other performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

        (e)    Method of Exercise.    Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

        (f)    Rights as Shareholder.    A Participant shall have no rights to dividends or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 17 hereof.

        (g)    Termination of Employment or Service.    Subject to Section 3(f) hereof, in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

        (h)    Special ISO Provisions.    No ISO shall be granted to any Eligible Recipient if such Eligible Recipient owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining such stock ownership, the provisions of Section 424(d) of the Code shall be controlling.

Section 8. Share Appreciation Rights.

        (a)    General.    Share Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related Rights"). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

        (b)    Base Price.    Each Share Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant (such amount, the "Base Price").

        (c)    Awards; Rights as Shareholder.    A Participant shall have no rights to dividends or any other rights of a shareholder with respect to the Common Shares, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.

        (d)    Exercisability.

          (1)   Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement (which may include, but not be limited to, achievement of pre-established Performance Goals or other performance goals).

          (2)   Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

        (e)    Consideration Upon Exercise.

          (1)   Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.

          (2)   A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

          (3)   Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

        (f)    Termination of Employment or Service.    Subject to Section 3(e) hereof:

          (1)   in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement; and

          (2)   in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

        (g)    Term.

          (1)   The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

          (2)   The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9. Restricted Shares and Restricted Share Units.

        (a)    General.    Restricted Shares and Restricted Share Units may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Share Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; the period of time prior to which Restricted Shares or Restricted Share Units become vested and free of restrictions on Transfer (the "Restricted Period"); the Performance Goals or other performance goals (if any) upon whose attainment the Restricted Period shall lapse in part or full; and all other conditions of the Restricted Shares and Restricted Share Units. If the restrictions, performance goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Share Units, in accordance with the terms of the grant. The provisions of Restricted Shares or Restricted Share Units need not be the same with respect to each Participant.

        (b)    Awards and Certificates.

          (1)   Except as otherwise provided below in Section 9(c) hereof, (i) each Participant who is granted an award of Restricted Shares may, in the Company's sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for unrestricted Common Shares may, in the Company's sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares.

          (2)   With respect to Restricted Share Units, at the expiration of the Restricted Period, share certificates in respect of the Common Shares underlying such Restricted Share Units may, in the Company's sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Common Shares underlying the Restricted Share Units.

          (3)   Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Share Units (at the expiration of the Restricted Period) may, in the Company's sole discretion, be issued in uncertificated form.

          (4)   Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Share Units, at the expiration of the Restricted Period, Shares shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made no later than March 15th of the calendar year following the year of vesting or within other such period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

        (c)    Restrictions and Conditions.    The Restricted Shares and Restricted Share Units granted pursuant to this Section 9 shall be subject to any restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter. Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares. The Participant shall generally not have the rights of a shareholder with respect to Common Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Common Shares covered by Restricted Share Units may, to the extent set forth in an Award Agreement, be provided to the Participant.

        (d)    Termination of Employment or Service.    Subject to Section 3(f) hereof, the rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

Section 10. Other Share-Based Awards.

        Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Shares, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Share Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted, the number of Common Shares to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in Common Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of pre-established Performance Goals or other performance goals) and all other terms and conditions of such Other Share-Based Awards.

Section 11. Share Bonuses.

        In the event that the Administrator grants a Share Bonus, the Shares constituting such Share Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable.

Section 12. Cash Awards.

        The Administrator may grant awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of pre-established Performance Goals or other performance goals.

Section 13. Special Provisions Regarding Certain Awards.

        The Administrator may make Awards hereunder to Covered Employees (or to individuals whom the Administrator believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may, to the extent required to qualify as performance-based compensation under Section 162(m) of the Code, be subject to the achievement of performance criteria based upon one or more Performance Goals and to certification of such achievement in writing by the Committee. The Committee may in its discretion reduce the amount of such Awards that would otherwise become exercisable and/or payable upon achievement of such Performance Goals and the certification in writing of such achievement, but may not increase such amounts. Any such Performance Goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code and the regulations thereunder. Notwithstanding anything set forth in the Plan to contrary, all provisions of such Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be construed in a manner to so comply.

Section 14. Change in Control Provisions.

        Unless otherwise determined by the Administrator and evidenced in an Award Agreement and subject to Section 3(e) hereof, in the event that (a) a Change in Control occurs, and (b) the Participant's employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then:

          (a)   any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

          (b)   the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

If the Administrator determines in its sole discretion pursuant to Section 3(e) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 15. Amendment and Termination.

        The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company's shareholders for any amendment to the Plan that would require such approval in order to satisfy the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code), any rules of the stock exchange on which the Common Shares are traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.

Section 16. Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 17. Withholding Taxes.

        Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, the minimum amount of any such applicable taxes required by law to be withheld with respect to the Award (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity). The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy the applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy the related taxes to be withheld and applied to the tax obligations; provided, however, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) by delivering already owned unrestricted Common Shares, in each case, having a value equal to the applicable taxes to be withheld and applied to the tax obligations (with any fractional share amounts resulting therefrom settled in cash). Such withheld or already owned and unrestricted Common Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.

Section 18. Transfer of Awards.

        No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a "Transfer") by any holder thereof will be valid, except as otherwise expressly provided in an Award Agreement or with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any other purported Transfer of an Award or any economic benefit or interest therein shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the provisions of this Section 18 shall not be entitled to be recognized as a holder of any Common Shares or other property underlying such Award. Unless otherwise determined by the Administrator, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant's guardian or legal representative.

Section 19. Continued Employment or Service.

        The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 20. Effective Date.

        The Plan became effective upon adoption by the Board on December 1, 2015 (the "Effective Date"), subject to requisite approval of shareholders of the Company.

Section 21. Term of Plan.

        No award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Section 22. Securities Matters and Regulations.

        (a)    Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and Delaware law, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator in its sole discretion. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Common Shares pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

        (b)    Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Shares, no such Award shall be granted or payment made or Common Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

        (c)    In the event that the disposition of Common Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Administrator may require a Participant receiving Common Shares pursuant to the Plan, as a condition precedent to receipt of such Common Shares, to represent to the Company in writing that the Common Shares acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 23. Notification of Election Under Section 83(b) of the Code.

        If any Participant shall, in connection with the acquisition of Common Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24. No Fractional Shares.

        No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25. Beneficiary.

        A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

Section 26. Paperless Administration.

        In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 27. Severability.

        If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28. Clawback.

        Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or Company Award Agreement or policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any Award Agreement or policy adopted by the Company pursuant to any such law, government regulation, stock exchange listing requirement or otherwise).

Section 29. Section 409A of the Code.

        The Plan as well as payments and benefits under the Plan are intended to be exempt from or, to the extent subject thereto, to comply with, Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a "separation from service" from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 30. Governing Law.

        The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. HELMERICH & PAYNE, INC. 1437 S. BOULDER AVENUE SUITE 1400 TULSA, OK 74119-3623 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. **If you vote by Internet or telephone, you do not need to mail back the attached proxy card. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M98613-P71522 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HELMERICH & PAYNE, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 1a. William L. Armstrong ! ! ! ! ! ! ! ! ! 1b. Randy A. Foutch 2. Ratification of Ernst & Young LLP as auditors for 2016. 1c. Hans Helmerich 3. Advisory vote on executive compensation. 1d. John W. Lindsay 4. Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan. 1e. Paula Marshall NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1f. Thomas A. Petrie 1g. Donald F. Robillard, Jr. 1h. Francis Rooney 1i. Edward B. Rust, Jr. 1j. John D. Zeglis ! For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M98614-P71522 HELMERICH & PAYNE, INC. Annual Meeting of Stockholders This proxy is solicited by and on behalf of the Board of Directors The undersigned hereby appoints as his/her proxies, with powers of substitution and revocation, Hans Helmerich, John W. Lindsay, and Cara M. Hair, and each of them (the "Proxies"), to vote all shares of Helmerich & Payne, Inc., which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Helmerich & Payne, Inc., to be held at Boulder Towers, H&P Conference Center, 11th Floor, 1437 South Boulder Avenue, Tulsa, Oklahoma, on Wednesday, March 2, 2016, at 12:00 noon, Tulsa time, and all adjournments thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE THE ELECTION OF THE FULL SLATE OF DIRECTORS, AND FOR PROPOSALS 2, 3 AND 4. IF ANY OTHER MATTER SHOULD PROPERLY BE BROUGHT BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address changes/comments:

QuickLinks

1437 South Boulder Avenue Tulsa, Oklahoma 74119
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on March 2, 2016
1437 South Boulder Avenue Tulsa, Oklahoma 74119
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015
OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015
PENSION BENEFITS FOR FISCAL 2015
NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2015
POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL
DIRECTOR COMPENSATION IN FISCAL 2015
DIRECTOR COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END
Equity Compensation Plan Information
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 APPROVAL OF HELMERICH & PAYNE, INC. 2016 OMNIBUS INCENTIVE PLAN
  Appendix "A"
HELMERICH & PAYNE, INC. 2016 OMNIBUS INCENTIVE PLAN